UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C., 20549

SCHEDULE 14A
(RULE 14a-101)

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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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ESCO TECHNOLOGIES INC.

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ESCO TECHNOLOGIES INC.
9900A Clayton Road, St. Louis, Missouri 63124

NOTICE AND PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS
OF ESCO TECHNOLOGIES INC.

St. Louis, Missouri
December 16, 2014

TO THE SHAREHOLDERS OF ESCO TECHNOLOGIES INC.:

The 2015 Annual Meeting of the Shareholders of ESCO Technologies Inc. will be held on Thursday, February 5, 2015 at the Westlake Village Inn, 31943 Agoura Road, Westlake Village, California 91361, beginning at 9:30 a.m. Pacific Time, for the following purposes:

1.	To elect Gary E. Muenster and Donald C. Trauscht as directors of the Company to serve for three-year terms expiring in 2018;
2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015;
3.	To cast an advisory vote to approve the compensation of the Company’s executive officers; and
4.	To vote on a shareholder proposal relating to sustainability reporting, if properly presented at the Meeting.

Your Board of Directors recommends that you vote “FOR” proposals 1, 2 and 3, and “AGAINST” proposal 4.

Shareholders of record at the close of business on December 5, 2014 are entitled to vote at the Meeting.

Information about each of the above Proposals, as well as additional relevant information concerning the Company, is set forth in the accompanying Proxy Statement and in the Company’s 2014 Annual Report to Shareholders. Instructions for voting, as well as for receiving a paper copy of the proxy materials, are set forth in the “Important Notice Regarding the Availability of Proxy Materials” for the Meeting sent to all shareholders entitled to vote at the Meeting beginning on or about December 16, 2014.

Thank you for your ongoing support.

ESCO TECHNOLOGIES INC.

By:	Victor L. Richey Chairman, Chief Executive Officer and President

Alyson S. Barclay
Secretary

Even though you may plan to attend the Meeting in person, please vote electronically via the Internet at www.investorvote.com/ESE or by telephone within the United States, U.S. territories or Canada at 1-800-652-VOTE (8683), or if you requested paper or e-mail copies of the proxy materials, please complete, sign, date and return the proxy card.

PROXY STATEMENT

This Proxy Statement is being furnished by ESCO Technologies Inc. (the “Company”) in connection with the solicitation of proxies for the Company’s 2015 Annual Meeting of Shareholders (the “Meeting”). The Meeting will be held on Thursday, February 5, 2015 at the Westlake Village Inn, 31943 Agoura Road, Westlake Village, California 91361, beginning at 9:30 a.m. Pacific Time, for the purposes set forth in the Notice of Annual Meeting above.

A Notice of the Meeting and of the availability of this Proxy Statement and related materials was first sent on or about December 16, 2014 to all persons who held shares of the Company’s common stock (hereafter, “shares”) as of the close of business on December 5, 2014, the record date for determining the persons entitled to vote at the Meeting. These persons are referred to in this Proxy Statement as the “Shareholders.” As of the record date, there were 26,216,701 shares outstanding and entitled to be voted at the Meeting.

This proxy solicitation is being made by the Board of Directors of the Company by mail and via the Internet. Proxies may also be solicited by telephone, e-mail or fax by directors, officers or regular employees of the Company. The expenses of this solicitation will be paid by the Company.

Whether or not you expect to be present in person at the Meeting, please vote in advance using one of the voting methods described in the “Important Notice Regarding the Availability of Proxy Materials” sent to the Shareholders beginning on or about December 16, 2014, which contained instructions on how to access the proxy materials and vote electronically via the Internet, by telephone, by mail, or in person. That Notice also contained instructions on how to request a paper or e-mail copy of the proxy materials, including the Company’s 2014 Annual Report to Shareholders, this Proxy Statement, and a proxy card. The 2014 Annual Report to Shareholders and this Proxy Statement are also available for review at www.escotechnologies.com.

In voting, you have several choices:

•	You may vote on each proposal, by proxy or by voting in person or via the Internet or by telephone, in which case your shares will be voted in accordance with your choices.
•	You may abstain from voting on any one or more proposals, or withhold authority to vote for any one or more directors, which will have the effect described under the description of that proposal.
•	You may return a properly executed proxy form without indicating your preferences, in which case the proxies will vote the shares as follows: (1) FOR election of the directors nominated by the Board of Directors, (2) FOR ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015, (3) FOR the advisory approval of executive compensation, and (4) AGAINST the shareholder proposal relating to sustainability reporting.

You will have the right to revoke your proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company, or by duly executing and delivering a proxy bearing a later date, or by attending the Meeting and casting a contrary vote in person.

*    *    *    *    *

ITEMS TO BE VOTED ON AT THE MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the election of Gary E. Muenster and Donald C. Trauscht as directors of the Company.

The Company’s Bylaws provide that the number of directors shall not be less than three nor greater than ten, with the exact number to be determined from time to time by majority vote of the Board of Directors. In accordance with this provision, the Board has fixed the authorized number of directors at eight.

The Board is divided into three classes, with the terms of office of each class ending in successive years. The terms of directors Gary E. Muenster and Donald C. Trauscht will expire at the Meeting, and each has been nominated to serve for three-year terms expiring at the 2018 Annual Meeting. The term of former director James D. Woods would also have expired at the Meeting; however, Mr. Woods retired from the Board on October 1, 2014, and the Board of Directors determined to eliminate his position and reduce the size of that class from three to two members rather than fill the vacancy.

If elected, each of the nominees would serve until the expiration of his term and until his successor has been elected and qualified. Proxies cannot be voted for more than two nominees. Should any one or more of the nominees become unable or unwilling to serve (which is not expected), the proxies unless marked to the contrary will be voted for such other person or persons as the Board may recommend.

Certain information with respect to these nominees and the other directors whose terms of office will continue after the Meeting is set forth below, including each director’s business experience, directorships at other public companies during at least the past five years, and the specific experience, qualifications, attributes and skills which, among other reasons, have led the Board to conclude that such person is qualified to serve as a director.

Further information about the Board of Directors and its committees is set forth in the section captioned “Corporate Governance Information” beginning on page 11.

Nominees for Terms Ending in 2018

Gary E. Muenster	Age 54; Director since 2011

Mr. Muenster’s current position as Chief Financial Officer as well as his other financial and operational responsibilities during his long period of service with the Company make him uniquely qualified to provide the Board of Directors with valuable insights into the Company’s financial position and business opportunities.

Principal Occupation and Business Experience:  Mr. Muenster has been the Executive Vice President and Chief Financial Officer of the Company since February 2008, after serving as Senior Vice President and Chief Financial Officer of the Company since 2006. Over the past 20 years, Mr. Muenster has served in a number of senior financial management positions with the Company with increasing responsibilities. Prior to joining the Company, Mr. Muenster was employed by one of the world’s largest international certified public accounting firms, KPMG LLP. In this role, Mr. Muenster served as Client Manager, auditing and providing financial, accounting and Securities and Exchange Commission compliance services to several of St. Louis’ largest publicly-traded global manufacturing companies, including Emerson Electric Co.

Public Company Directorships:  Mr. Muenster currently serves on the Company’s Board of Directors.

Other Experience and Education:  Mr. Muenster received a Bachelor of Science degree in Accounting from St. Louis University, and has been a licensed CPA.

Donald C. Trauscht	Age 81; Director since 1991

Mr. Trauscht’s prior service as Chief Executive Officer of Borg Warner Corporation along with his extensive experience as a Board Member and Committee Chair at a number of publicly-held companies enable him to provide valuable advice and direction to the Company in all areas, particularly those involving corporate governance, acquisitions, divestitures and capital spending. His background and experience make Mr. Trauscht uniquely qualified to discharge his duties as the Company’s Lead Director.

Principal Occupation and Business Experience:  Mr. Trauscht currently serves as Chairman of BW Capital Corporation, a private investment company. He previously served as Chairman, President and Chief Executive Officer of Borg Warner Corporation; President of Langevin Company; and President of Scientific Management Corp.

Public Company Directorships:  In addition to serving on the Company’s Board of Directors, Mr. Trauscht is currently a director of Scorpio Tankers Inc., a world-wide provider of marine transportation of petroleum products where he serves as Lead Director, Chairman of the Governance and Compensation committees and a member of the Audit Committee.

Other Experience and Education:  Mr. Trauscht currently serves on the Board of Directors of Bourns, Inc., a manufacturer and supplier of sophisticated electronic components. He previously served on the Boards of Directors of Global Motor Sports Group Inc. and a number of publicly-traded companies, including Baker Hughes Inc., Borg Warner Corporation, Blue Bird Corporation, Cordant Technologies Inc., Wynn International Inc., IES Corporation, IMO Industries Inc. and OMI Corporation, as well as serving as Chairman of a number of Board committees of these companies, including Compensation, Finance, Governance and Audit. Mr. Trauscht has served as a trustee of a number of civic, professional and charitable organizations including the Oak Brook, Illinois School District; Illinois Literacy Foundation; and the Museum of Science and Industry in Chicago, Illinois.

Directors Continuing in Office

Vinod M. Khilnani (Term expires 2017)	Age 62; Director since 2014

As a former public company executive, Mr. Khilnani brings to the Board of Directors a wealth of management experience and business knowledge regarding operational, financial and corporate governance issues, as well as extensive international experience with global operations.

Principal Occupation and Business Experience:  Mr. Khilnani is the retired Executive Chairman of the Board of Directors of CTS Corporation, Elkhart, Indiana, which designs, manufacturers, and sells electronic components and sensors primarily to original equipment manufacturers worldwide. He joined CTS in May 2001 as Senior Vice President and Chief Financial Officer; in July 2007, he became President and Chief Executive Officer, in 2009 he was also elected as Chairman of the Board, and from January 2013 until his retirement in May 2013 he served as Executive Chairman. Mr. Khilnani has over 35 years of experience in the electronics, aerospace and commercial manufacturing industries, including extensive experience in mergers and acquisitions and international business development in Asia and Europe as well as North America.

Public Company Directorships:  In addition to serving on the Company’s Board of Directors, Mr. Khilnani is a director (since 2009) of Materion Corporation, where he serves as Chairman of the Compensation Committee and a member of the Nominating and Governance Committee; a director (since April 2013) of 1st Source Corporation, where he serves as a member of the Audit Committee; and a director (since October 2014) of Gibraltar Industries, Inc., where he serves as a member of the Nominating and Corporate Governance Committee and the Compensation Committee.

Other Experience and Education:  Mr. Khilnani holds a Master of Business Administration degree from the University of New York at Albany, and a Bachelor of Arts degree in Business Administration from Delhi University. He also qualifies as an audit committee financial expert under SEC guidelines.

Leon J. Olivier (Term expires 2016)	Age 66; Director since 2014

Mr. Olivier’s over 40 years of utility industry experience, including his extensive experience in senior leadership and management roles, makes him well qualified to serve on the Board of Directors and to assist in guiding strategy at the highest levels.

Principal Occupation and Business Experience:  Mr. Olivier has been the Executive Vice President of Enterprise Energy Strategy & Business Development of Northeast Utilities, headquartered in Boston, Massachusetts, since August 2014, after serving as Northeast Utilities’ Executive Vice President and Chief Operating Officer since 2007. Northeast Utilities is a public utility holding company engaged in the generation, transmission and distribution of electricity, and the distribution of natural gas, to customers in Connecticut, Massachusetts and New Hampshire. He has over 40 years of utility industry experience.

Public Company Directorships:  Mr. Olivier currently serves on the Company’s Board of Directors.

Other Experience and Education:  Mr. Olivier has a Master of Business Administration degree from Northeastern University. He served in the United States Navy from 1966 to 1969 working for the Navy’s Special Forces Nuclear Submarine fleet. Mr. Olivier currently serves as a director of Essex Financial Services, Essex, Connecticut, The Bushnell Performing Arts Center, Hartford, Connecticut, and the New England Air Museum.

Robert J. Phillippy (Term expires 2017)	Age 54; Director since 2014

Along with his current experience as chief executive officer of a publicly-held technology company, Mr. Phillippy brings to the Board of Directors extensive experience in mergers and acquisitions as well as in new product innovation and international business development.

Principal Occupation and Business Experience:  Mr. Phillippy has been President and Chief Executive Officer of Newport Corporation since September 2007, after serving in various management and executive positions with Newport since 1996; he also holds and has held various executive positions and directorships with a number of its subsidiaries. Newport Corporation develops, manufactures and supplies lasers, optics and photonics technologies, products and systems for scientific research, microelectronics, defense and security, life and health sciences and industrial markets worldwide.

Public Company Directorships:  In addition to his current service on the Company’s Board of Directors, Mr. Phillippy has been a director of Newport Corporation since 2007.

Other Experience and Education:  Mr. Phillippy holds a Master of Business Administration degree from Northwestern University — Kellogg School of Management. In addition, he holds a Bachelor of Science degree in Electrical Engineering from the University of Texas at Austin. He has nearly 30 years of experience in technology-related industries, including various sales and marketing management positions at Square D Company, an electrical equipment manufacturer, from 1984 to 1996.

Victor L. Richey (Term expires 2016)	Age 57; Director since 2002

Mr. Richey’s current position as Chief Executive Officer as well as his previous positions of ever-increasing responsibilities with the Company during his many years of service make him uniquely qualified to provide the Board of Directors with valuable insights and perspectives concerning all areas of the Company’s business.

Principal Occupation and Business Experience:  Mr. Richey has been the Chairman and Chief Executive Officer of the Company since 2003 and its President since 2006. He joined the Company in 1990 and previously served in a number of positions including Vice President of Sales and Marketing for one of the Company’s former divisions; Vice President of Administration; Vice President responsible for the Company’s Communications and Test segments; and President and Chief Operating Officer.

Public Company Directorships:  In addition to serving on the Company’s Board of Directors, Mr. Richey is a director of Nordson Corporation, a leader in precision dispensing equipment for applying industrial liquid and powder coatings, adhesives and sealants to numerous consumer and industrial products during manufacturing operations, where he serves as a member of the Human Resources and Compensation Committee and as Chairman of the Nominating and Corporate Governance Committee.

Other Experience and Education:  Prior to joining the Company, Mr. Richey was employed by Emerson Electric Co., an international technology and engineering provider of process management, network power, industrial automation, climate technologies, and commercial and residential solutions, in a variety of roles in the Electronics and Space Division. He previously served in the United States Army as a Military Intelligence Officer. Mr. Richey has a Bachelor of Arts degree from Western Kentucky University and a Masters in Business Administration degree from Washington University in St. Louis, Missouri.

Larry W. Solley (Term expires 2017)	Age 72; Director since 1999

Mr. Solley’s prior experience in acquisitions, international executive management, strategic planning and in sales and marketing with Emerson Electric and Fisher Controls, both large, complex, multinational corporations, as well as his engineering and domestic and foreign manufacturing experience, enable him to provide valuable insight to Board deliberations and valuable guidance to the Company.

Principal Occupation and Business Experience:  Mr. Solley retired in 2002 as an Executive Vice President of the Process Management Business Group of Emerson Electric Co., an international technology and engineering provider of process management, network power, industrial automation, climate technologies, and commercial and residential solutions. He was responsible for certain product line acquisitions and their worldwide integration into the Process Management Group, and for development of new international manufacturing facilities for the Group. Mr. Solley was previously Chairman, President and Chief Executive Officer of Fisher Controls International Inc., prior to which he held a number of other positions with Fisher Controls including Vice President Strategic Planning, Vice President Marketing and Sales, and Group Vice President. Prior to his positions at Emerson Electric and Fisher Controls, he held a number of engineering and manufacturing positions within Monsanto Agricultural Chemical Company.

Public Company Directorships:  Mr. Solley currently serves on the Company’s Board of Directors.

Other Experience and Education:  Mr. Solley serves on the Board of Directors of Bourns Inc., a manufacturer and supplier of sophisticated electronic components. He received a Bachelor of Science in Chemical Engineering from Louisiana Tech University and engaged in post graduate studies at Loyola University in New Orleans and the Institut Européen d’Administration des Affaires (INSEAD) in Fontainebleau, France. He has also served as President and Chairman of the Valve Manufacturers Association.

James M. Stolze (Term expires 2016)	Age 71; Director since 1999

Mr. Stolze’s experience in the accounting profession as well as his experience in corporate finance and treasury matters and domestic and foreign manufacturing enables Mr. Stolze to provide valuable advice and direction. As Chairman of the Audit and Finance Committee of the Company’s Board of Directors and its designated financial expert, Mr. Stolze adds significant value to the Company’s goals of maintaining a strong balance sheet and fulfilling its financial reporting obligations, accurately and transparently.

Principal Occupation and Business Experience:  Mr. Stolze has served as the Chief Financial Officer of two public companies: he was Vice President and Chief Financial Officer of Stereotaxis, Inc., a manufacturer of medical instruments, from May 2004 until his retirement in December 2009, and the Executive Vice President and Chief Financial Officer of MEMC Electronic Materials Inc. (now SunEdison Inc.) from June 1995 to December 2003. Prior thereto he served as an Audit Partner for KPMG LLP.

Public Company Directorships:  Mr. Stolze currently serves on the Company’s Board of Directors.

Other Experience and Education:  Mr. Stolze is a member of the Board of Directors and Chairman of the Audit Committee of ISTO Technologies, Inc., an orthobiologics company; and a member of the Board of Trustees and member of the Facilities and Real Estate Committee of Maryville University, St. Louis, Missouri. Mr. Stolze received a Bachelor of Science degree in Mechanical Engineering from the University of Notre Dame and a Masters in Business Administration degree from the University of Michigan. He holds a Certified Public Accountant (CPA) license from the State of Missouri.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its 2015 fiscal year.

The Audit and Finance Committee of the Board of Directors has appointed KPMG LLP, an independent registered public accounting firm, as independent public accountants of the Company for the fiscal year ending September 30, 2015.

Although the appointment of KPMG LLP is not required to be submitted to a vote of the Shareholders, the Board of Directors believes it is appropriate to request that the Shareholders ratify the appointment. If the Shareholders do not ratify this appointment, the Committee will investigate the reasons for the rejection and will reconsider the appointment.

KPMG LLP or its predecessor firms have served as the independent public accountants of the Company since its incorporation in 1990. A representative of KPMG LLP is expected to be present at the Meeting with the opportunity to make a statement and respond to appropriate questions from Shareholders.

Information about the fiscal 2014 audit, the Committee’s policies relating to the approval of audit and permitted non-audit services performed by KPMG LLP, and the fees paid to KPMG LLP by the Company, are set forth under “Audit-Related Matters” beginning on page 38. The Company’s audited financial statements are included in the 2014 Annual Report to Shareholders.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recommends a vote FOR approval of the compensation of the Company’s executive officers as disclosed in this Proxy Statement.

Pursuant to Section 14A of the Securities Exchange Act of 1934, the Board of Directors is again soliciting an advisory (non-binding) Shareholder vote to approve the compensation of the Company’s executive officers (also referred to herein as the “named executive officers”) as described in this Proxy Statement (commonly referred to as “Say-on-Pay”). In accordance with the results of the vote we conducted at the 2011 Annual Meeting on the frequency of Say-on-Pay votes, we plan to present a Say-on-Pay vote every year. At the 2014 Annual Meeting, over 90% of the votes represented at the meeting were cast in support of the Company’s executive compensation program.

The Board of Directors strongly endorses the Company’s executive compensation program and recommends that the Shareholders vote in favor of the following Resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s Proxy Statement for the Annual Meeting of Shareholders to be held in 2015 pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers as described in this Proxy Statement. Although the vote is non-binding, the Board of Directors and its Human Resources and Compensation Committee value the opinions of the Shareholders, and to the extent there is a significant vote against the above resolution the Company will consider the Shareholders’ concerns and the Committee will evaluate whether any actions are necessary to address those concerns.

The Company’s executive compensation program is designed to attract, motivate, and retain its executive officers, who are critical to the Company’s success. The Human Resources and Compensation Committee reviews the compensation program at least annually to ensure that it achieves the desired goals of aligning the Company’s executive compensation structure with shareholders’ interests and current market practices. Based on its latest review, the Committee did not make any substantial changes to the structure of the program for fiscal 2015.

The Committee believes that the program constitutes a balanced, competitive approach to compensation that supports its compensation objectives through performance based compensation that aligns the interests of executives with those of the Company’s shareholders. Below are some key features of the compensation program:

•	A significant part of the Company’s executive compensation is at-risk and performance-based, including annual cash incentives, which closely link pay to financial results and provide for variability through lower compensation in times of poor performance and higher compensation in times of strong performance. For fiscal 2014, the Committee determined that the cash incentive plans should be focused solely on shareholder value, and it therefore established earnings per share as the sole performance measure for cash incentives; the incentive compensation paid to the executive officers reflected the Company’s performance with respect to the targets established for this measure.
•	The Company provides a significant part of executive compensation as long-term equity incentives in the form of performance-accelerated restricted shares, which are based on the Company’s stock performance and cannot be distributed earlier than 3½ years after the award.
•	In 2010, the Committee adopted a clawback policy for equity and incentive compensation and previously included recoupment, non-compete and clawback provisions in certain awards.
•	The Company has significant executive stock ownership guidelines, amounting to five times total cash compensation (base salary and annual cash incentive target) for the CEO and three times total cash compensation for the other executive officers.
•	The Company’s change of control severance plan utilizes a “double trigger” and its employment agreements provide for the protection of confidential information and post-termination consulting.

Shareholders are encouraged to review the section captioned “Executive Compensation Information” beginning on page 19. This section provides details about the Company’s executive compensation program as well as specific information about the compensation of the named executive officers, and includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and narrative disclosure referred to in the proposed Resolution.

PROPOSAL 4: VOTE ON SHAREHOLDER PROPOSAL
RELATING TO SUSTAINABILITY REPORTING

The Board of Directors recommends a vote AGAINST the following shareholder proposal.

A shareholder of the Company, Walden Asset Management (“Walden”), a division of Boston Trust & Investment Management Company, One Beacon Street, Boston, Massachusetts 02108, filed a notice with the Company that it intends to propose the resolution set forth below for a vote at the Meeting. The proposal was co-filed by four other shareholders, The Christopher Reynolds Foundation, The Park Foundation Inc., The Swift Foundation, and The Wallace Global Fund. At the time the notice was filed, the proponents held collectively approximately 85,185 shares. The Company will provide the addresses and exact numbers of voting shares held by each of the proponents to any Shareholder promptly upon receipt of an oral or written request.

The Board of Directors has concluded that it cannot support the proposal for the reasons set forth in the “Board of Directors’ Statement in Opposition to Shareholder Proposal,” below.

Shareholder Proposal

SUSTAINABILITY REPORTING

RESOLVED

Shareholders request that ESCO Technologies issue a sustainability report describing the company’s environmental, social and governance (ESG) risks and opportunities including greenhouse gas (GHG) emissions reduction targets and goals. The report should be available by year end 2015, prepared at reasonable cost, omitting proprietary information.

SUPPORTING STATEMENT

We believe tracking and reporting ESG practices makes a company more responsive to a global business environment characterized by finite natural resources, changing legislation, and heightened public expectations for corporate accountability. Reporting also helps companies better integrate and gain strategic value from existing sustainability efforts, identify gaps and opportunities, develop company-wide communications, recruit and retain employees, and receive feedback.

Support for and the practice of sustainability reporting continues to gain momentum:

•	In 2013, KPMG found that of 4,100 global companies seventy-one percent had ESG reports.
•	The United Nations Principles for Responsible Investment has more than 1,200 signatories with over $45 trillion of assets under management. These members seek ESG information from companies to be able to analyze fully the risks and opportunities associated with existing and potential investments.
•	Carbon Disclosure Project (CDP), representing 767 institutional investors globally with approximately $92 trillion in assets, calls for company disclosure on Greenhouse Gas emissions and climate change management programs. Over two thirds of the S&P 500 now report to CDP.

Currently, ESCO Technologies does not report on its sustainability efforts nor disclose GHG data. ESCO claimed in the 2014 proxy that it “has a long history of dedication to good corporate citizenship and social responsibility, and has already adopted many of the practices which would be disclosed by” an ESG report. However, shareholders currently have no information with which to assess the validity and extent of this statement. We believe that this is a serious gap.

Climate change is one of the most financially significant environmental issues currently facing ESCO’s investors and customers. While ESCO delivers products that promote fuel efficiency and provide energy grid intelligence, information on how ESCO meets goals to manage and reduce its own environmental and climate impacts are not disclosed.

Occupational safety and health, vendor and labor standards, waste and water reduction targets and product related environmental impacts are particularly important ESG considerations in ESCO Technologies sector. Not managing these properly could pose significant regulatory, legal, reputational and financial risks.

Competitors like Pall Corporation, Itron Inc., and Oracle Corporation offer shareholders important information through comprehensive sustainability reports and by responding to CDP. Also a key ESCO Technologies’ customer, PG&E began working with suppliers in 2008 to integrate sustainability in its supply chain through its Green Supply Chain Program. By not reporting, we are concerned that ESCO Technologies may be missing opportunities that larger peers are actively recognizing and lagging its peer group in terms of risk management.

We recommend that the report include a company-wide review of policies, practices and metrics related to ESG performance. The GRI index could be a helpful checklist for guidance.

Board of Directors’ Statement in Opposition to Shareholder Proposal

This proposal is very similar to one which some of the same proponents made last year; and the Board of Directors again recommends, as it did last year, that the shareholders vote against this proposal. The Board continues to believe that preparing a sustainability report would be an unnecessary and imprudent use of the Company’s resources. Although we acknowledge the importance of conducting business in an ethical and socially responsible manner, and taking into account social, environmental and governance considerations, we are convinced that the nature and diversity of the Company’s business is such that a formal report as suggested by the proponents would be of little value to our shareholders and would not justify its considerable cost.

As we noted last year, the Company does have a long history of dedication to responsible corporate citizenship, social responsibility, and good governance practices:

•	We have always been committed to ethical business practices and to compliance with the law in all aspects of our business, as stated in our Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers and Vendor Code of Conduct, all of which are posted on our website.
•	Our subsidiaries are conscious of their impacts on the environment. Although they do not consume large amounts of natural resources or energy, they have adopted and continue to adopt environmentally-friendly practices such as using motion-activated and high-efficiency lighting, timing electrical usage to avoid peak demand hours, and replacing power generators and HVAC units with newer, more energy-efficient models. Of course, these actions are not only good for the environment, they generate cost savings.
•	In addition, we strive for ways to reduce our waste stream. Our facilities routinely recycle a wide variety of materials from office paper and plastic to scrap metal from manufacturing. Although our manufacturing operations generate very little hazardous waste and few greenhouse gases or other emissions, we strive to reduce emissions where applicable, and our PTI facility voluntarily reports its carbon and greenhouse gas footprints through The Climate Registry.
•	We also strive to be a good corporate citizen of the communities we serve. Our subsidiaries are able to recommend local charities to receive funds through the ESCO Foundation, and employees at our various operations are encouraged to be involved in local charitable work and community events. Our facilities recruit and hire primarily within their local areas, and obtain their supplies from local vendors where possible.

However, the widely differing nature of our various lines of business means that in most cases, the elements of an ESG report would not be equally applicable to our various individual subsidiaries, and therefore such a report would not provide a meaningful picture of that element’s applicability or importance to the Company as a whole. For example, not only does the Company as a whole generate very little hazardous waste and few greenhouse gas emissions, but a number of our subsidiaries that do generate such waste or emissions are located in a single state, California, which already heavily regulates emissions and waste streams. We question whether providing further quantitative information to shareholders about those specific factors would provide more meaningful information about the Company’s hazardous waste or emissions generation.

The types of information the proponents seek to have included in the report cover widely differing subjects which go far beyond the traditional understanding of “sustainability” as a question of conservation of natural resources. For example, the proponents also request that the report include information about occupational safety and health, vendor and labor standards. While these are issues which a responsible company should consider — and which ESCO does consider — they are totally separate from environmental and governance issues and involve a totally different set of reporting metrics.

Even in the case of those categories and topics which do apply to the Company, the Company would need to investigate, quantify and report on each of them in a consistent manner using specified methodologies and procedures. Preparing a comprehensive ESG report would therefore require extensive and detailed technical analyses, requiring substantial and unreasonable amounts of Company funds and employee time and very likely the employment of consultants with specialized expertise, diverting our valuable resources from where they are most needed. Shareholders should note that the companies cited as examples by the proponents — Pall Corporation, Itron and Oracle — are many times larger than we are, with greater financial resources to engage in such a project.

In fact, the proponents admit that their goal is not simply the report itself but transparency into the Company’s operations in wide ranging areas. They express skepticism over the Board’s statement that the Company has adopted many of the practices which would be disclosed by an ESG report, saying that “shareholders currently have no information with which to assess the validity and extent of” the Board’s statement, and express concern that “not managing [ESG factors] properly could pose significant regulatory, legal, reputational and financial risks.” As directors, we are well aware of the need to manage these risks; but we do not agree that providing the shareholders with a costly report of limited value is necessary to manage these risks or to confirm that the Board is doing so.

In conclusion, we believe that our existing corporate practices — including programs and activities to ensure compliance with legal requirements, concern for the environment and corporate social responsibility — adequately address the concerns raised by the proposal, and would not provide a meaningful benefit to our shareholders, employees or communities which would justify its considerable cost.

Accordingly, the Board of Directors recommends that the shareholders vote AGAINST Proposal 4.

OTHER MATTERS

Management is not aware of any other matters that will be presented at the Meeting. However, if any other proposal is properly presented for a vote at the Meeting, other than the election of directors and the other proposals described in this Proxy Statement, the proxy holders will vote on it in their own discretion.

REQUIRED VOTE

At the Meeting, the Shareholders will be entitled to cast one vote for each share held by them of record on the record date. There is no cumulative voting with respect to the election of directors. The affirmative vote of the holders of a majority of the shares entitled to vote which are present in person or represented by proxy at the Meeting is required to elect directors, to approve each of the individual proposals described in this Proxy Statement, and to act on any other matters properly brought before the Meeting.

Shares represented by proxies which are marked “Withhold Authority” with respect to the election of any one or more nominees for election as directors, marked “Abstain” on any one or more of the other individual proposals described in this Proxy Statement, or marked to deny discretionary authority on any other matters brought before the Meeting will be counted for the purpose of determining the number of shares represented by proxy at the Meeting; but proxies so marked will have the same effect as if the shares represented thereby were voted against such nominee or nominees, against such proposals, or against such other matters, respectively.

Under the Rules of the New York Stock Exchange, the proposal to approve the appointment of independent auditors is considered a “discretionary” item, which means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 10 days before the date of the meeting. In contrast, the election of directors, the advisory vote on executive compensation and the vote on the shareholder proposal on sustainability reporting are “non-discretionary” items, which means that brokerage firms that have not received voting instructions from their clients on these proposals may not vote on them. These so-called “broker non-votes” will, if the underlying shares are otherwise represented at the Meeting, be considered to be present for purposes of determining a quorum, but will be treated as not entitled to vote on such matter or matters; they will therefore not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote for directors, the advisory vote on executive compensation or the vote on the shareholder proposal on sustainability reporting. It is important that you provide instructions to your broker if your shares are held by a broker so that your votes are counted.

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CORPORATE GOVERNANCE INFORMATION

BOARD OF DIRECTORS

The Board of Directors consists of eight directors, divided into three classes. Information about each of the current directors is provided under “Proposal 1: Election of Directors” beginning on page 2.

Two of the directors, Victor L. Richey and Gary E. Muenster, are members of the Company’s management. The six non-management directors are Vinod M. Khilnani, Leon J. Olivier, Robert J. Phillippy, Larry W. Solley, James M. Stolze and Donald C. Trauscht. Mr. Olivier and Mr. Phillippy were elected to the Board in May 2014, and Mr. Khilnani was elected in August 2014. During fiscal 2014, James D. Woods was also a non-management director of the Company; Mr. Woods retired from the Board on October 1, 2014.

The Board of Directors has affirmatively determined that none of the non-management directors has any material relationship with the Company other than in his capacity as a director and shareholder, and therefore all of such directors are independent as defined under the Company’s Corporate Governance Guidelines and the listing standards of the New York Stock Exchange. See also the discussion under “Related Person Transactions and Procedures,” below. In addition, Mr. Woods was affirmatively determined to be independent during his service on the Board.

The Board of Directors held seven meetings during fiscal 2014. All of the directors attended at least 75% of the meetings of the Board and of each of the committees on which they served which were held during their periods of service on the Board. The Company’s policy requires that all directors attend the Annual Meeting of Shareholders, except for absences due to causes beyond the reasonable control of the director. All of the directors then in office attended the 2014 Annual Meeting, held in St. Louis, Missouri.

Governance Policies and Management Oversight

The Board of Directors has adopted Corporate Governance Guidelines to guide its actions, as well as a Code of Business Conduct and Ethics applicable to all of the Company’s directors, officers and employees. Additionally, the Board has adopted a Code of Ethics for Senior Financial Officers applicable to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller and persons performing similar duties. These documents are posted on the Company’s web site, www.escotechnologies.com, and a copy of any of these documents is also available in print to any Shareholder who requests it.

In adopting the Corporate Governance Guidelines, the Board established the policy that the positions of Chief Executive Officer and Chairman of the Board of Directors are to be held by the same person. Based upon its most current review of that policy, the Board continues to believe that it has served the Company well. Mr. Richey has been and continues to be Chairman of the Board and Chief Executive Officer. The Board believes that Mr. Richey is a strong leader at both the Company and the Board levels, and believes that the Chief Executive Officer, who has primary responsibility for managing the day-to-day operations of the Company, is also well positioned to provide Board leadership that is aligned with shareholder interests and the needs of the Company. Furthermore, the Board believes that having one person serving as Chairman of the Board and Chief Executive Officer enables the Company to speak with one voice, and reduces the chance of confusion about leadership roles and responsibilities.

At the same time, the Board is also very cognizant of its oversight responsibilities, and has in place structural safeguards that serve to preserve the Board’s independent oversight of management. The Board has only two management directors, with a significant majority of directors remaining independent. All of the directors are highly qualified and experienced. Additionally, all of the members of the Audit and Finance Committee, the Human Resources and Compensation Committee, and the Nominating and Corporate Governance Committee are independent directors.

Further, the Board has appointed Mr. Trauscht as Lead Director. The Lead Director chairs all meetings of the independent directors, which normally occur in conjunction with each Board meeting; provides regular input to the Chairman regarding the content of the agendas for meetings of the Board; advises the Chairman of the quality, quantity and timeliness of the information required by the Board to effectively and responsibly perform its oversight duties; and acts as liaison between the Board and the Chairman on sensitive issues. The Board believes that these safeguards have been and are effective in preserving the Board’s independent oversight of management.

The Board’s Role in Risk Oversight

The Company’s management is responsible for managing the Company’s risks on a day-to-day basis, and has adopted a comprehensive, ongoing enterprise risk management process that it uses to identify and assess Company risks. Management has identified risks in four general areas: Financial and Reporting; Legal and Compliance; Operational; and Strategic. Periodically, management advises the Board and the appropriate Board committee of the risks identified; management’s assessment of those risks at the business unit and corporate levels; its plans for the management of these identified risks or the mitigation of their effects; and the results of the implementation of those plans.

While the Board as a whole has responsibility for and is involved in the oversight of Company management’s risk management processes and controls, some of the identified risks are given further review by the Board committee most closely associated with the identified risks. For example, the Audit and Finance Committee provides additional review of the risks in the areas of accounting, liquidity, credit and tax. Similarly, the Human Resources and Compensation Committee provides additional review of risks in the area of compensation and benefits and human resource planning. The Nominating and Corporate Governance Committee devotes additional time to the review of risks associated with corporate governance, ethics and legal issues.

The Board’s leadership structure combines the positions of Chairman of the Board and Chief Executive Officer, as discussed above. This structure enables one person, who has intimate knowledge of management’s day-to-day risk management processes and controls, to ensure that the directors receive all of the information necessary to discharge their oversight role responsibly.

Related Person Transactions and Procedures

In addition to ensuring that all non-management directors meet the independence standards defined by the New York Stock Exchange and set forth in the Company’s Corporate Governance Guidelines, the Company has implemented a written policy to ensure that all Company transactions in which a “Related Person” has or will have a direct or indirect interest will be at arm’s length and on terms generally available to an unaffiliated third-party under the same or similar circumstances. “Related Persons” include the Company’s directors, director nominees and executive officers, holders of 5% or more of the Company’s stock, and the immediate family members of each. The policy contains procedures requiring Related Persons to notify the Company of any such transaction and for the Nominating and Corporate Governance Committee to review the material facts of the proposed transaction and determine whether to approve or disapprove the transaction. The Committee will consider whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances. If advance Committee approval is not feasible or is not obtained, the policy requires submission of the transaction to the Committee after the fact, and the Committee is empowered to approve, ratify, amend, rescind or terminate the transaction. In such event, the Committee will also request the General Counsel to evaluate the Company’s controls and procedures to ascertain whether any changes to the policy are recommended.

The Company has developed and implemented processes and controls to obtain information about Related Person transactions for the purpose of determining, based on the facts and circumstances, whether a Related Person has a direct or indirect material interest in the transaction. Pursuant to these processes and controls, all directors and executive officers must annually complete, sign and submit a Directors’ and Officers’ Questionnaire and a Conflict of Interest Questionnaire that are designed to identify Related Person transactions and both actual and potential conflicts of interest. Additionally, 5% or more shareholders are annually requested to respond to certain questions designed to identify direct or indirect material interests by such 5% or more shareholder in any transactions with the Company.

Based on its review and processes, the Company has determined that all non-management directors are independent under the independence standards defined by the New York Stock Exchange, and that except for the matters described in the following paragraph there has been no transaction since the beginning of the

Company’s last fiscal year, and there is no other currently proposed transaction, in which the Company was or is to be a participant and in which any Related Person had or will have a direct or indirect material interest.

One of the Company’s directors, Leon J. Olivier, is the Executive Vice President of Enterprise Energy Strategy & Business Development of Northeast Utilities, which through its operating subsidiaries is a customer of the Company’s subsidiary Doble Engineering Company (“Doble”). Accordingly, the Board of Directors has affirmatively considered whether this relationship might affect Mr. Olivier’s independence as a director of the Company. The Board determined that Doble sells products and leases equipment to Northeast Utilities, services the equipment, and provides testing services to Northeast Utilities in the ordinary course of Doble’s business; that the total amount of this business during fiscal 2014 was less than $775,000; that Mr. Olivier was not personally involved in these transactions; and that all transactions between Doble and Northeast Utilities are intended to be and have been consistent with Doble’s normal commercial terms offered to its customers. Based on its review and consideration of these facts and Mr. Olivier’s oral and written representations, the Board determined that the relationship between the Company and Northeast Utilities was not material, that the relationship would not affect Mr. Olivier’s independent judgment on matters affecting the Company, and that Mr. Olivier was independent under the standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Communications with Directors

Interested parties desiring to communicate concerns regarding the Company to the Lead Director or to the non-management Directors as a group may direct correspondence to: Mr. Donald C. Trauscht, Lead Director, ESCO Technologies Board of Directors, ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186. Alternatively, interested parties who wish to communicate with an individual director or any group of directors may write to such director(s) at ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186, Attn: Secretary. All such letters will be forwarded promptly to the relevant director(s).

COMMITTEES

The members of the Board of Directors are appointed to various committees. The standing committees of the Board are: the Executive Committee, the Audit and Finance Committee, the Nominating and Corporate Governance Committee, and the Human Resources and Compensation Committee.

Executive Committee

The Executive Committee’s function is to exercise the full authority of the Board of Directors between Board meetings, except that the Executive Committee may not take certain specified actions which the Board of Directors has reserved for action by the whole Board.

The Executive Committee met once in fiscal 2014. Its members are Mr. Richey (Chairman) and Mr. Trauscht.

Audit and Finance Committee

The functions of the Audit and Finance Committee are generally to assist the Board of Directors in its oversight of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent registered public accounting firm (the “Accounting Firm”), and the performance of the Company’s internal audit function. The Committee is responsible for appointing, retaining and overseeing the Accounting Firm and its performance of the annual audit; annually evaluating the qualifications, independence and prior performance of the Accounting Firm; reviewing the scope of the Accounting Firm’s work and approving its annual audit fees and any non-audit service fees; reviewing the Company’s internal controls with the Accounting Firm and the internal audit executive; reviewing with the Accounting Firm any problems it may have encountered during the annual audit; discussing Form 10-K and 10-Q reports with management and the Accounting Firm before filing; reviewing and discussing earnings press releases; discussing with management major financial risk exposures; reviewing the annual internal audit plan and associated resource allocation; and reviewing the Company’s reports to shareholders with management and the Accounting Firm and receiving certain assurances from management.

The Committee is also responsible for the Audit Committee Report required to be included in this Proxy Statement pursuant to the regulations of the Securities and Exchange Commission (“SEC”). This Report is set forth under “Audit-Related Matters” beginning on page 38.

The members of the Committee are Mr. Khilnani, Mr. Phillippy, Mr. Stolze (Chairman) and Mr. Trauscht. Each member has been affirmatively determined to be an independent director, to be financially literate, and to have accounting or related financial management expertise, as defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange. Mr. Woods also served on the Committee during fiscal 2014 and was affirmatively determined to be independent during his term of service. In addition, the Board of Directors has determined that Mr. Stolze is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K. The Committee met four times in fiscal 2014.

The Committee operates under a written charter adopted by the Board of Directors. The charter is posted on the Company’s web site, www.escotechnologies.com, under the “Corporate Governance” link, and a copy is available in print to any shareholder who requests it.

Nominating and Corporate Governance Committee

The functions of the Nominating and Corporate Governance Committee are generally to identify and recommend approval of individuals qualified to become Board members for selection to the Board; to review the composition of Board committees; to develop and recommend to the Board effective corporate governance guidelines; to review the Company’s corporate governance and compliance programs; to oversee the Company’s ethics programs; to review conflicts of interest involving Related Persons, including oversight and administration of the Company’s policy on Related Person transactions; and to lead the Board in its annual review of the Board’s performance.

The Committee has not established specific minimum qualifications that must be met by a candidate in order to be considered for nomination as a director, but requires that candidates have varied business and professional backgrounds, be persons of the highest integrity, possess sound business judgment, and possess such other skills and experience as will enable the Board to act in the long-term interests of the Company’s shareholders. The Committee may establish and utilize such other specific membership criteria as it deems appropriate from time to time in light of the Board’s need of specific skills and experience.

Although the Committee does not have a formal policy on diversity, it seeks the most qualified candidates without regard to race, color, national origin, gender, religion, disability or sexual orientation. The Committee may identify new candidates for nomination based on recommendations from Company management, employees, non-management directors, third party search firms, shareholders and other third parties. Consideration of a new candidate typically involves the Committee’s review of information pertaining to such candidate and a series of internal discussions, and may proceed to interviews with the candidate. New candidates are evaluated based on the above-described criteria in light of the specific needs of the Board and the Company at the time. Incumbent directors whose terms are set to expire are evaluated based on the above-described criteria, as well as a review of their overall past performance on the Board of Directors. The Committee has the authority to engage third party search firms to identify candidates, and in 2013 it commenced an active search for new directors and engaged the executive search and consulting firm of Heidrick & Struggles to assist the Committee in identifying and evaluating potential directors. This search resulted in the elections of three new independent directors during 2014, as described under “Board of Directors,” above.

The Committee will consider director candidates recommended by shareholders, and will evaluate such individuals in the same manner as other candidates proposed to the Committee. All candidates must meet the legal, regulatory and exchange requirements applicable to members of the Board of Directors. Shareholders who wish to recommend director candidates for the 2016 Annual Meeting of Shareholders should notify the Committee no later than August 31, 2015 in order to allow time for their consideration by the Committee. Submissions are to be addressed to the Nominating and Corporate Governance Committee, c/o Alyson S. Barclay, Corporate Secretary, ESCO Technologies Inc., 9900A Clayton Road, St. Louis, MO 63124-1186, which submissions will then be forwarded to the Committee. The Committee is not obligated to nominate any such individual for election.

The members of the Committee are Mr. Olivier, Mr. Solley (Chairman) and Mr. Trauscht. Each member has been affirmatively determined to be an independent director as defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange. The Committee met five times in fiscal 2014.

The Committee operates under a written charter adopted by the Board of Directors. The charter is posted on the Company’s web site, www.escotechnologies.com, under the “Corporate Governance” link, and a copy is available in print to any shareholder who requests it.

Human Resources and Compensation Committee

The functions of the Human Resources and Compensation Committee are generally to review and approve corporate goals and objectives relevant to compensation of the Chief Executive Officer; to evaluate the Chief Executive Officer’s performance in light of these goals and objectives; to determine the Chief Executive Officer’s compensation based upon the evaluation; to review and approve the compensation of officers and other key executives; to approve and evaluate incentive compensation plans, equity-based plans and other compensation plans; to review and approve benefit programs, including implementation of new programs and material changes to existing programs; to review the performance and development of, and succession planning for, Company management; to assure that executive officers and other senior executives of the Company are compensated in a manner consistent with the strategy of the Company and competitive practice; and to oversee the Company’s Charitable Contributions Program.

The Committee is also responsible for reviewing and discussing with management the Company’s annual Compensation Discussion and Analysis, and recommending its inclusion in the Company’s annual proxy statement and the Company’s Form 10-K filed with the SEC. Its Report on these matters is set forth on page 19.

The members of the Committee are Mr. Solley, Mr. Stolze and Mr. Trauscht (Chairman). Each member has been affirmatively determined to be an independent director as defined under the Company’s Corporate Governance Guidelines and the applicable listing standards of the New York Stock Exchange, including its enhanced independence standards for compensation committee members. Mr. Woods also served on the Committee during fiscal 2014 and was affirmatively determined to be independent during his term of service. The Committee met five times in fiscal 2014.

The Committee operates under a written charter adopted by the Board of Directors. The charter is posted on the Company’s web site, www.escotechnologies.com, under the “Corporate Governance” link, and a copy is available in print to any shareholder who requests it.

Compensation Committee Interlocks and Insider Participation

The only members of the Human Resources and Compensation Committee during fiscal 2014 were Mr. Solley, Mr. Stolze, Mr. Trauscht, and Mr. Woods. None of the foregoing (i) was during fiscal 2014 an officer or employee of the Company; (ii) was formerly an officer of the Company; or (iii) had any other relationship requiring disclosure under any paragraph of Item 404 or under Item 407(e)(4) of SEC Regulation S-K. In addition, none of the executive officers during fiscal 2014 served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of the Company’s Board of Directors or its Human Resources and Compensation Committee.

DIRECTOR COMPENSATION

The many responsibilities and the substantial time commitment of being a director of a public company require that the Company provide adequate incentives for the directors’ continued performance by paying compensation commensurate with the directors’ expertise and duties. Directors who are employees of the Company do not receive any compensation for service as directors. The non-management directors are compensated pursuant to the Company’s Compensation Plan for Non-Employee Directors based upon their respective levels of Board participation and responsibilities, including service on Board committees.

Cash compensation paid to non-management directors in 2014 consisted of: an annual cash retainer of $32,500; additional annual cash retainers for the Lead Director and the Chairmen of the Audit and Finance Committee, Nominating and Corporate Governance Committee and Human Resources and Compensation Committee of $25,000, $7,000, $5,000 and $5,000, respectively; and annual fees for meetings of the Board of Directors, Audit and Finance Committee, Nominating and Corporate Governance Committee and Human Resources and Compensation Committee of $6,500, $4,800, $6,000 and $4,800, respectively. The above-mentioned cash retainers and fees are for a calendar year and are paid in January of that year, and are adjusted if necessary to reflect changes in the director’s Committee membership or responsibilities during the year. In addition, each non-management director receives a retainer of 900 shares of Company common stock at the beginning of each calendar quarter. Upon their respective elections as directors, Mr. Khilnani, Mr. Olivier and Mr. Phillippy each received an initial retainer of common stock for the quarter in which he was elected, and each also became entitled to receive a pro rata portion of the calendar 2014 cash compensation amount, based on his term of service and committee memberships for the remainder of calendar 2014.

The Compensation Plan for Non-Employee Directors permits directors to elect to defer receipt of all of their cash compensation and/or all of their quarterly stock retainer. If deferral is elected, the deferred amounts are credited to the director’s deferred compensation account in common stock equivalents. If cash compensation is deferred, the number of common stock equivalents credited is equal to the amount deferred divided by the NYSE closing price of the common stock on the deferral date. If the quarterly stock retainer is deferred, the number of common stock equivalents credited is equal to the number of shares deferred. Common stock equivalents in the director’s deferred compensation account have no voting rights, but earn dividend equivalents on each dividend payment date equal to the dividends payable on a like number of shares of common stock; and the dividend equivalents earned are credited to the director’s deferred compensation account as additional common stock equivalents valued at the NYSE closing price on the dividend date. A director’s deferred compensation account becomes distributable when the director leaves the Board, or at such other date as may be specified by the director consistent with the terms of the Plan; distribution will be accelerated in certain circumstances, including a change in control of the Company. The account is distributable at the election of the director either in cash or in shares; however, any stock portion which has been deferred may only be distributed in shares. Following their initial elections as directors, Mr. Olivier elected to defer receipt of the majority of his 2014 cash compensation and all future cash compensation, and Mr. Olivier and Mr. Phillippy elected to defer receipt of their future quarterly stock compensation, as described in the footnotes to the Table below. In addition, Mr. Stolze’s quarterly stock compensation from certain prior years continues to be deferred pursuant to a prior deferral election which he subsequently terminated.

Directors are subject to stock ownership guidelines. Under these guidelines, each non-management director is expected to accumulate shares having a total cash value equal to five times the annual cash retainer. These shares must be accumulated within five years of guideline adoption or appointment to the Board. All directors with five or more years of service are in compliance with the guidelines.

Under the Company’s Directors’ Extended Compensation Plan, a plan for non-management directors who began Board service prior to April 2001, Mr. Solley, Mr. Stolze, Mr. Trauscht and Mr. Woods are each eligible to receive for life an annual benefit of $20,000 beginning after termination of his service as a director. In the event of the death of a retired director who is eligible under this plan, 50% of the benefit will be paid to the surviving spouse for life; if an eligible director dies before retirement, 50% of the benefit, determined as if the director had retired on the date of death, will be paid to the surviving spouse in a lump sum. The plan permits an eligible director to elect to receive the actuarial equivalent of the benefit in a single lump sum after retirement; and in compliance with section 409(a) of the Internal Revenue Code, Mr. Solley, Mr. Stolze and Mr. Woods have each made this election.

The following table sets forth the compensation of the Company’s non-management directors for fiscal 2014. Mr. Richey and Mr. Muenster are executive officers and did not receive any additional compensation for their service as directors; their compensation is set forth in the section captioned “Executive Compensation Information” beginning on page 19.

Name	Fees Earned or Paid in Cash		Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change In Pension Value and Nonqualified Deferred Compensation Earnings(2)			All Other Compensation	Total
Vinod M. Khilnani	$21,900	(3)	$29,916	—	—	$	n/a		—	$51,816
Leon J. Olivier	30,000	(4)	60,777	—	—		n/a		—	90,777
Robert J. Phillippy	29,200	(5)	60,777	—	—		n/a		—	89,977
Larry W. Solley	50,800	(6)	123,021	—	—		2,077		—	173,321
James M. Stolze	53,200	(7)	123,021	—	—		3,229		—	176,221
Donald C. Trauscht	84,600	(8)	123,021	—	—		—		—	207,621
James D. Woods	53,600	(9)	123,021	—	—		—	(10)	—	176,621

(1)	Dollar amounts represent the aggregate grant date fair values and are based on the market value of the stock on the date of each quarterly award of 900 shares under the Compensation Plan for Non-Employee Directors. Pursuant to the terms of the Compensation Plan for Non-Employee Directors, Mr. Olivier and Mr. Phillippy elected to defer the receipt of their quarterly share awards beginning with the July 1, 2014 award, and therefore on that date they each received 900 common stock equivalents in lieu of shares. The amounts reflect the actual dollar amounts recognized for financial statement reporting purposes for fiscal 2014 calculated in accordance with FASB ASC Topic 718.

Date of Award	Shares Each	Share Price
October 1, 2013	900	$33.12
January 2, 2014	900	33.95
April 1, 2014	900	35.10
May 5, 2014 (initial award, to Messrs. Olivier and Phillippy only)	900	33.01
July 1, 2014	900	34.52
August 5, 2014 (initial award, to Mr. Khilnani only)	900	33.24
(2)	Represents the changes in actuarial present value of the participating directors’ accumulated benefits under the Company’s Directors’ Extended Compensation Plan, described above, from September 30, 2013 to September 30, 2014. The change in pension value shown above includes the effect of changes in actuarial assumptions from the preceding year. For fiscal 2014 pension values increased for Mr. Solley and Mr. Stolze due to the effect of changes in actuarial assumptions which increased the values by $9,164 and $10,098 respectively. For fiscal 2014 pension values decreased by $2,518 for Mr. Trauscht and $3,138 for Mr. Woods despite the effect of changes in actuarial assumptions which increased the values by $4,923 and $4,030 respectively; pursuant to applicable regulations, the amounts in the table do not include these net decreases.
(3)	Represents cash retainer of $16,250, Board meeting fees of $3,250, and committee meeting fees of $2,400, payable for the portion of calendar 2014 following Mr. Khilnani’s election to the Board.
(4)	Represents cash retainer of $21,667, Board meeting fees of $4,333, and committee meeting fees of $4,000, payable for the portion of calendar 2014 following Mr. Olivier’s election to the Board. Pursuant to the terms of the Compensation Plan for Non-Employee Directors, Mr. Olivier elected to defer receipt of $27,556 of these fees and to receive in lieu thereof approximately 822 common stock equivalents having the same value.

(5)	Represents cash retainer of $21,667, Board meeting fees of $4,333, and committee meeting fees of $3,200, payable for the portion of calendar 2014 following Mr. Phillippy’s election to the Board.
(6)	Represents cash retainer of $32,500, Board meeting fees of $6,500, and committee meeting fees of $10,800; because Mr. Solley did not become Chairman of the Nominating and Corporate Governance Committee until October 1, 2014 he did not earn or receive compensation for that Chairmanship in fiscal 2014.
(7)	Represents cash retainer of $32,500, Board meeting fees of $6,500, committee meeting fees of $7,200, and committee chairman fee of $7,000.
(8)	Represents cash retainer of $32,500, lead director cash retainer of $25,000, Board meeting fees of $6,500, committee meeting fees of $15,600, and committee chairman fee of $5,000.
(9)	Represents cash retainer of $32,500, Board meeting fees of $6,500, committee meeting fees of $9,600, and committee chairman fee of $5,000. Mr. Woods retired from the Board of Directors on October 1, 2014.
(10)	As a result of his retirement, Mr. Woods will be paid the accumulated value of his pension in a lump sum during fiscal 2015.

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EXECUTIVE COMPENSATION INFORMATION

COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee has reviewed and discussed with management the Company’s disclosures under the section captioned “Compensation Discussion and Analysis” beginning immediately following this Compensation Committee Report.

Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 filed with the Securities and Exchange Commission.

The Human Resources and Compensation Committee

Donald C. Trauscht, Chairman
Larry W. Solley
James M. Stolze

COMPENSATION DISCUSSION AND ANALYSIS

The Human Resources and Compensation Committee is responsible for determining the compensation of the Chairman and Chief Executive Officer (the “CEO”) and other senior officers and key executives of the Company. This Compensation Discussion and Analysis discusses the compensation of the CEO and the other executive officers identified in the Summary Compensation Table on page 29, whom we refer to herein as the “executive officers” or the “named executive officers.”

Compensation Objective

The Committee’s objective is to develop and maintain compensation packages most likely to attract, retain, motivate and reward the Company’s executive officers and other senior officers and key executives. Compensation programs are designed to be consistent with those of other companies engaged in similar industries and/or of similar size with which the Company is likely to compete for talent to enable the Company to employ and retain a high-quality management team. The Committee seeks to use performance based compensation to maximize the alignment of executive compensation with the long-term interests of the Company’s shareholders.

Executive Summary

The Company’s compensation programs are designed to reward positive financial performance. The cash incentive program is tied to key strategic and financial targets and is designed to reward strong performance. Payouts are higher in times of good performance and lower when targets are not achieved. The stock-based long-term incentive program helps align the interests of executives and shareholders by ensuring that executives are also shareholders. Further, under the performance-accelerated restricted stock (“PARS”) awards program, one of the Company’s long-term incentive programs, shares may not be earned until 3½ years after the initial award, which contributes to the goal of executive retention. As these awards are tied to stock price, this also serves as an incentive to drive strong Company performance. Because the compensation program has historically produced the results desired by the Committee, the Committee did not make any substantial changes to the structure of the program for fiscal 2014, but to ensure proper focus it set adjusted earnings per share from continuing operations as the sole target metric. For fiscal 2015, the Committee has continued earnings per share as the primary target metric for the cash incentive program, but it has added secondary targets based on cash flow, entered orders and return on invested capital.

Compensation Summary

The Committee offers its executive officers a compensation package that includes:

•	A competitive base salary;
•	An annual at-risk cash incentive opportunity based on key performance measures;

•	Long-term equity incentive compensation (“LTI”) which incorporates Company stock performance and retention factors;
•	An employment agreement and a “double-trigger” change of control Severance Plan; and
•	Appropriate and reasonable perquisites.

The Committee sets compensation levels based on the skills, experience and performance of each executive officer, taking into account the benchmarking described below and compensation recommendations made by the CEO (except with respect to his own position). The Committee’s pay for performance philosophy is reflected in the annual base salary and cash incentive plan target review. For example, for fiscal 2014, as a result of the Company’s fiscal 2013 targets not being achieved, the executive officers received no increases in either base salary or target cash incentives. Additionally, the Company’s LTI awards utilize share price for acceleration, thereby closely aligning the executive officers with the shareholders on share price performance. The Committee also considers tally sheets which provide, for each executive officer, a recap of each principal element of compensation as well as benefits, perquisites, equity awards, and stock ownership and potential ownership. The tally sheets also reflect the incremental compensation which would be payable as a result of various termination scenarios and each element of pay or benefits impacted. The Committee retains the discretion to adjust all elements of compensation as it deems appropriate, subject to the requirements of Shareholder-approved plans.

Compensation Consultant and Benchmarking

The Committee is authorized by its charter to employ independent compensation and other consultants. The Committee has typically engaged a nationally recognized compensation consulting firm (the “Compensation Consultant”) every other year to assist the Committee in evaluating executive compensation. For the fiscal 2013 compensation review the Committee had engaged Pay Governance LLC as the Compensation Consultant, and for fiscal 2014 the Company used the compensation survey that Pay Governance had produced for the prior year, aged as described below. In August 2014, the Committee assessed Pay Governance’s independence in line with the SEC’s compensation consultant independence factors, and determined there were no conflicts of interest. The compliance letter will be kept on file and the consultant’s independence status will be reviewed at least annually.

The Compensation Consultant periodically attends meetings of the Committee at the Committee’s request, and also provides information, research and analysis pertaining to executive compensation as requested by the Committee, including updates on market trends, survey data and analysis for market review.

For the fiscal 2013 compensation survey, which Pay Governance produced in September 2012, the Committee utilized the peer group described below, which was updated from the peer group originally developed in July 2010 in conjunction with Pay Governance. The criteria for selection remained unchanged; however one of the companies was taken private and two others fell below the target revenue size, and they were therefore removed from the survey. This peer group was based on the current SIC codes assigned to the Company’s subsidiaries and represents companies in the following industries within which the Company participates:

•	Industrial valves;
•	General industrial machinery;
•	Radio and television communications equipment;
•	Printed circuit boards;
•	Instruments to measure electricity; and
•	Services not elsewhere classified.

Companies in the above industries were then filtered for revenue size in order to determine the Company’s peer group. The peer group also includes companies described as peers in the Company’s 2011 Annual Report to Shareholders. The following is a list of the companies comprising the Company’s peer group for compensation purposes:

Analogic Corporation	Itron, Inc.	Power-One Inc.
Arris Group Inc.	JDS Uniphase Corporation	Radisys Corporation
Badger Meter, Inc.	Loral Space & Communications Inc.	Roper Industries, Inc.
CLARCOR Inc.	Moog Inc.	Teradyne, Inc.
Comtech Telecommunications Corp.	Multi-Fineline Electronix Inc.	TTM Technologies, Inc.
Comverge, Inc.	Nordson Corporation	ViaSat Inc.
Harmonic Inc.	Pall Corporation	Viasystems Group, Inc.
InterDigital, Inc.	Powell Industries, Inc.

For fiscal 2014 the Committee utilized the data in the Compensation Consultant’s report for fiscal 2013, and aged the data by applying a 3% increase. For each of the Company’s executive officer positions, each principal element of compensation (base salary, cash incentive and LTI), as well as total cash compensation (base salary and cash bonus), and target total direct compensation (target cash compensation and LTI) were reviewed and compared against an annual median market rate for peer group companies. For fiscal 2014, the Committee utilized the 50th percentiles for the peer group companies in determining the average market rates; and for the Company’s General Counsel, due to the small number of peer group companies (ten) which provided compensation data for the general counsel position, the Committee also used the compensation data for Top Legal Executives taken from the Towers Watson Data Services 2011 General Industry Top Management Compensation Survey Report — U.S. (the “Towers Watson Report”) — size-adjusted to ESCO’s revenues. A list of the companies included in the Towers Watson Report is attached as Appendix A to this Proxy Statement.

Each principal element of compensation is reviewed independently against the market rates. Relative Company performance is also periodically compared to the then-current peer group to test the overall reasonableness of pay for performance.

Principal Elements of Compensation

The principal elements of compensation (base salary, cash incentive and LTI) for the executive officers are shown in the Summary Compensation Table on page 29.

The Committee considers the survey data described above as a frame of reference in making its determinations; however, the survey data and the peer group market rates are not the only factors used in determining appropriate salaries for the executive officers, as the complexity and composition of the Company (consisting of three primary business lines) does not lend itself to comparisons with a readily ascertainable peer group. While matching by SIC codes can provide some measure of comparability, there are wide variations in the type and complexity of these companies. The Committee therefore uses the market rates as a guideline when determining the appropriate compensation program for the executive officers, while retaining the flexibility to utilize its judgment and other factors including Company and individual performance. The Committee does not make its decisions according to a formula, and the Committee exercises considerable judgment and discretion in making them.

Based on its review of the compensation program, the executive officers’ current compensation and the Company’s fiscal 2013 performance, the Committee determined that no changes to its compensation program were warranted for fiscal 2014, and it did not increase the executive officers’ base salaries or target cash incentives. However, based on the Company’s improved performance during fiscal 2014, the Committee did increase the executive officers’ base salaries and target cash incentives for fiscal 2015, as described below.

Annual Base Salaries.  Base salaries are designed to attract, retain, motivate and reward competent, qualified, experienced executives to operate the business. The Company emphasizes performance-based compensation for the executive officers. Historically, the executive officers’ salaries have been targeted to the 50th percentile of the market rates, as adjusted for the relative value of the jobs within the Company compared to those in the comparison companies. At the discretion of the Committee, with input by the CEO, executive officers with significant experience and responsibility who consistently demonstrate exemplary performance may be paid more than the market rates for their positions, while less experienced executive officers may be paid salaries less than the market rates.

Fiscal 2014 base salaries for the executive officers were set by the Committee at the end of fiscal 2013. The salaries were based on the Committee’s review of current salary levels and target total cash compensation (base salary and cash incentive) compared to the established annual market rates. The Committee also took into account, for the CEO, fiscal 2013 individual and Company performance and for the other executive officers, a subjective evaluation of the executives’ fiscal 2013 performance with input of the CEO.

In determining the CEO’s base salary for fiscal 2014, while the Committee noted several positive fiscal 2013 performance factors, including record entered orders, significant increases in sales and EBIT in the Filtration segment, and the successful launch of several new products in the Test segment and at Doble, it also noted the disappointing operating performance by Aclara which resulted in lower than expected earnings per share (“EPS”). Based on the factors considered, the Committee determined that no change in base salaries was warranted either for the CEO or the other executive officers. Base salaries for fiscal 2014 were at the market rate for the CEO, above the market rate for the Executive VP and CFO, and at the market rate for the Senior VP and General Counsel.

Base salaries for the executive officers for fiscal 2013 and fiscal 2014 were as follows:

Base Compensation

Officer	FY 2013 Base Salary	Percent Increase from FY 2012	FY 2014 Base Salary	Percent Increase from FY 2013
Victor L. Richey (CEO)	$790,000	None	$790,000	None
Gary E. Muenster (Executive VP & CFO)	$526,000	None	$526,000	None
Alyson S. Barclay (Senior VP & General Counsel)	$312,000	None	$312,000	None

Changes for Fiscal 2015.  Based on improved continuing operations performance in fiscal 2014, the Committee determined in September 2014 to increase the fiscal 2015 base salaries for each of the executive officers by approximately 4.5% over fiscal 2014.

Cash Incentive Plans.  The Committee uses annual performance-based cash incentives to compensate the executive officers. The Committee establishes performance targets for the executive officers, using financial and operational goals linking compensation to overall Company performance. The Committee did not increase the cash incentive targets for the executive officers for fiscal 2014 as compared to fiscal 2013.

The total cash incentive targets for fiscal 2013 and fiscal 2014 were as follows:

Target Cash Incentive Compensation

Officer	FY 2013 Target Cash Incentive	Percent Increase from FY 2012	FY 2014 Target Cash Incentive	Percent Increase from FY 2013
Victor L. Richey (CEO)	$525,000	None	$525,000	None
Gary E. Muenster (Executive VP & CFO)	$319,000	12.3%	$319,000	None
Alyson S. Barclay (Senior VP & General Counsel)	$153,200	14.3%	$153,200	None

For the executive officers, the Company operates two short-term cash incentive plans: (i) the Incentive Compensation Plan for Executive Officers (the “ICP”); and (ii) the Performance Compensation Plan (the “PCP”). These at-risk plans closely link the executive officers’ pay to the Company’s financial results and provide for compensation variability through reduced payments in times of poor performance and higher compensation in times of strong performance. The ICP is a Section 162(m) shareholder-approved plan with a fixed target and a range, subject to the Committee’s discretion to decrease, but not to increase, the actual cash incentive payouts. The PCP also has a fixed target and a range, but allows the Committee discretion to either increase or decrease the actual cash incentive payouts.

For fiscal 2013, the executive officers’ target cash incentives had been divided equally between the two plans for the executive officers. However, for fiscal 2014, to emphasize its focus on shareholder value, the Committee allocated 100% of the executive officers’ target cash incentive to the ICP, and selected earnings per share from continuing operations, as adjusted to remove certain non-recurring items, (hereafter referred to as “adjusted EPS from continuing operations”) as the sole metric for determining the actual incentive payout. Adjusted EPS from continuing operations was selected in order to exclude the Company’s Aclara subsidiary, which the Company had previously announced its intention to sell, and which in fact was sold in March 2014. The target percentage of total cash compensation represented by the ICP was based on the level of the position, with targets for fiscal 2014 as follows:

Cash Incentive Targets — Fiscal 2014 — ICP

Officer	Base Salary	Base Salary As % of Total Cash Compensation	ICP Target Cash Incentive	ICP Target As % of Total Cash Compensation
Victor L. Richey (CEO)	$790,000	60%	$525,000	40%
Gary E. Muenster (Executive VP & CFO)	$526,000	62%	$319,000	38%
Alyson S. Barclay (Senior VP & General Counsel)	$312,000	67%	$153,200	33%

Fiscal 2014 target total cash compensation (base salary plus target cash incentive) was at the median market rate for the CEO and the Senior VP and General Counsel, and above the median rate for the CFO.

The higher at-risk target percentage for the CEO as compared to the other executive officers is based on the Company’s at-risk philosophy, and his role as CEO of the Company. Likewise, the CFO’s position has a higher percentage as compared to the Senior VP and General Counsel, based on his responsibilities. Typically near the beginning of each fiscal year, the Committee determines the evaluation criteria, sets performance targets and approves the minimum and maximum multipliers which will be applied to the targets to determine payments under both plans. The Committee approves the performance targets after reviewing the Company’s business plans and determining the key short-term business metrics on which the Company’s senior management should focus in order to drive results. Because of the broad responsibilities of the executive officers, their targets are tied to Company-wide measures.

As noted above, for fiscal 2014, the Committee agreed to allocate 100% of the fiscal 2014 cash incentive opportunity to the ICP, measured against adjusted EPS from continuing operations. The Committee approved the following EPS target and evaluation matrix for the fiscal 2014 ICP plan; the multiplier applied to the target is the one below the dollar value which is closest to the actual results for that measure, subject to the Committee’s discretion as described above:

ICP — Adjusted EPS from Continuing Operations

							Target
EPS:	$1.35	$1.38	$1.41	$1.44	$1.47	$1.50	$1.53	$1.56	$1.59	$1.62	$1.65	$1.68
Multiplier:	0.00	0.20	0.36	0.52	0.68	0.84	1.00	1.20	1.40	1.60	1.80	2.00

The target, ranges and multipliers for this matrix were determined at the beginning of fiscal 2014 on the basis of subsidiary projections with senior management review. The Committee also considered the uncertainty of the economy at the time the target was established. The maximum of the range represented 10% over the target of $1.53. This was deemed to be significantly challenging in the current economic environment, and therefore the difficulty in achieving such increased earnings per share was intended to be rewarded accordingly. Actual adjusted EPS from continuing operations for fiscal 2014 was $1.65, representing a 1.80x multiplier to the target incentives.

The Summary Compensation Table on page 29 reflects these payouts.

Changes for Fiscal 2015.  Based on improved continuing operations performance in fiscal 2014, the Committee determined in September 2014 to increase the fiscal 2015 target cash incentive compensation for each of the executive officers by approximately 4.5% over fiscal 2014, effective October 1, 2014.

For fiscal 2015, the Committee determined that the cash incentive plans should still be focused largely on shareholder value, and it therefore allocated 50% of the executive officers’ total cash incentive opportunity to the ICP, and established earnings per share as the single criterion for measuring fiscal 2015 performance under the ICP. The actual cash incentive compensation payable under the ICP for fiscal 2015 will range from 0.0 to 2.0 times the ICP target opportunity depending on the extent to which the Company’s actual fiscal 2015 earnings per share meets, exceeds or falls below the thresholds set forth in a matrix specifying particular earnings per share thresholds, subject to the Committee’s discretion under the ICP to decrease, but not to increase, the actual payouts.

The Committee allocated the other 50% of the executive officers’ fiscal 2015 total cash incentive opportunity to the PCP, and established three criteria for measuring fiscal 2015 performance under the PCP:

•	Cash flow (25% of the total target opportunity), defined for this purpose as cash generated from operations at the subsidiary level, including corporate cash activity related to debt and interest payments, tax payments, pension contributions and corporate general administrative expenses, and excluding corporate cash activity related to acquisitions and divestitures, dividends and share repurchases. This measure is a non-GAAP financial measure.
•	Entered orders (15% of the total target opportunity), defined as subsidiary entered orders excluding intercompany orders.
•	Return on invested capital (10% of the total opportunity), defined for this purpose as (i) total earnings before interest and taxes of the Company’s subsidiaries, less 35% for assumed taxes, divided by (ii) total assets of the Company’s subsidiaries. This measure is a non-GAAP financial measure.

The actual cash incentive compensation payable under the PCP for fiscal 2015 will range from 0.2 to 2.0 times the PCP target opportunity depending on the extent to which the Company’s actual fiscal 2015 performance meets, exceeds or falls below the thresholds set forth in a separate matrix for each of these three measures.

Long-Term Incentive Compensation.  The Committee generally grants LTI awards to the CEO and other executive officers at the first Board meeting of the fiscal year, which is generally held in early October.

In recent years the Committee has granted LTI solely in the form of performance-accelerated restricted shares (“PARS”). Based principally on sensitivity to shareholder concerns with the dilution resulting from stock option grants, the Committee has ceased granting stock options, and no executive officer has any stock options currently outstanding. PARS awards have a term of five years, and the award (net of withholding taxes) will be distributed in shares at the end of the term. However, if certain Company performance criteria stated in the notice of award, such as achievement of a target stock price, are met during the third, fourth or fifth fiscal years of the term (the “annual performance periods”), then part or all of the award is accelerated, and the accelerated portion (net of withholding taxes) will be distributed in shares six months after the end of the annual performance period in which the criteria are first met. Generally, distribution of PARS award shares may not occur earlier than 3½ years after the award even if the performance criteria are met. In all events, the award recipient must remain continuously employed by the Company until the shares are distributed (unless termination of employment is due to death or permanent disability). Until the underlying shares are actually distributed, executive officers are not eligible to receive dividends on the PARS.

By way of example, the performance criteria established by the Committee for acceleration of all of the PARS awards granted to date have been the achievement of specified target prices for Company common stock. Achievement of the target price is determined based on the average price over a thirty-trading-day measurement period during a performance year. For the PARS granted in October 2013 for fiscal 2014, the annual performance periods were the fiscal years ending September 30, 2016, 2017 and 2018, and the stock price targets were $35.60 for acceleration of 50% of the PARS awards and $38.05 for the acceleration of the remaining 50%, which was approximately 15% over the then-current share price of $33.12. This increase in the stock price targets was viewed as meaningful and challenging. Even if the Company’s stock price were to exceed these targets after the grant date, acceleration will not occur unless the stock price target is achieved during an annual performance period (fiscal 2016, 2017 or 2018).

The Committee believes that the Company’s performance will reflect the contributions of management within the award timeframe of five years or less. The value of PARS fluctuates directly with changes in the price of stock, which ties executives’ interests directly to those of the shareholders. In addition, the recipient must be continuously employed by the Company from the date of the award until the underlying shares are distributed. For executive officers, PARS awards also contain a two-year non-compete period after the expiration of the earning period of the awards, which provides additional Shareholder protection.

In line with the Company’s pay for performance philosophy, the Committee has determined the total amount of LTI to grant to each executive officer based on its review of the value of such LTI awards for similar executive level positions, taking into consideration the survey market rate and then subjectively adjusting based on the Committee’s assessment of the relative value and performance of each individual or, in the case of the CEO, the Company’s fiscal 2013 financial performance, the relative Shareholder return and the market rate value of similar incentive awards to CEOs. The historic target LTI has generally been 100% of total annual target cash compensation for the CEO, approximately 75% of total annual cash compensation for the Executive VP and CFO, and 66% of total annual cash compensation for the Senior VP and General Counsel. The LTI targets were established by the Committee utilizing its assessment of the market data. For fiscal 2014, the LTI awards to the executive officers were at the historic target percentages of total cash compensation and at the respective market rates (see “Compensation Consultant and Benchmarking” on page 20).

Fiscal 2015 LTI Awards.  For the fiscal 2015 LTI awards to the executive officers, the Committee retained the same LTI award structure as well as the historic percentages of LTI value as compared to total target cash compensation, but adjusted the threshold stock prices required for award acceleration based on the Company’s stock price on the effective date of the award. The resulting LTI award values, as measured by the Company’s stock price on the effective date of the award, increased by approximately 4.5% from fiscal 2014.

Total Compensation.  The Committee maintained the executive officers’ target total compensation for fiscal 2014 at the fiscal 2013 levels. For fiscal 2015, the Committee increased the executive officers’ target total compensation by approximately 4.5%. The Company does not believe that any risks arising from its compensation policies and practices are reasonably likely to have a material adverse effect on the Company. Any such risk is mitigated by the multiple elements of the compensation programs, including base salary, annual cash incentive programs, and equity awards which are earned over multiple years. This structure encourages decision-making that is in the best long-term interests of the Company and the shareholders.

Equity Grant Procedures.  The Company does not coordinate PARS grants with the release of material non-public information. Company-wide equity grants, including equity grants to executive officers, are generally awarded on the date of the regularly scheduled October or November meeting of the Human Resources and Compensation Committee when other compensation decisions are made. The equity grants for fiscal 2014 were awarded at the scheduled Committee meeting on October 1, 2013. Throughout each year, equity awards are made to new hires, promoted employees or in other special circumstances, generally on the first trading day of the month after hire or the date of the next Committee meeting. The Committee has delegated to the CEO the authority to grant stock option awards to key employees (other than executive officers) subject to certain limitations. The exercise price of stock option grants is the market closing price on the grant date.

Other Compensation Elements

Perquisites.  The Company also provides limited perquisites to its executive officers, which have historically included club membership, an annual physical, financial planning and an auto allowance. The Committee annually reviews the types and value of the perquisites provided to the executive officers as part of its overall review of executive compensation. The Committee has determined the perquisites paid in fiscal 2014 to be reasonable.

Stock Ownership Guidelines.  The Committee has established stock ownership guidelines for the CEO and the other executive officers. The guidelines currently set the minimum level of ownership at five times total cash compensation (base salary and annual cash incentive target) for the CEO and three times total cash compensation for the other executive officers. These guidelines equate to eight times base salary for the CEO, and four times base salary for the other executive officers. Newly appointed executive officers are expected to be in compliance with the ownership guidelines within five years of their appointments. Unexercised stock options and unvested PARS are not included in determining the ownership amounts. All executive officers were in compliance at the end of fiscal 2014.

Retirement Benefits.  Like other employees of the Company, the executive officers are eligible for retirement benefits provided through a matched defined contribution (401(k)) program. The executive officers are also eligible for a frozen benefit under the defined benefit retirement plan, and the CEO and Senior VP and General Counsel are eligible for a frozen benefit under the supplemental executive retirement plan (the “SERP”); the accrual of benefits under these two plans ended in December of 2003 for all Company employees, consistent with the compensation program’s change in emphasis to at-risk rather than risk-free or safety-net pay. See “Pension Benefits,” below.

Severance Plan.  Severance provisions in the event of a change of control benefit a company by allowing executives who are parties to such arrangements to focus on continuing business operations and the success of a potential business combination rather than seeking alternative employment, thereby providing stability to a corporation during a potentially uncertain period. Accordingly, the Committee decided that it was in the Company’s best interest to adopt a Severance Plan, effective in 1995, which prescribes the compensation and benefits to be provided in the event of a change of control to certain executives, including the CEO and the other executive officers.

For purposes of the Severance Plan, “Change of Control” means any of the following (subject to the specific definitions in the Severance Plan): (i) the acquisition by any person or group of at least 20% of the then-outstanding shares of the Company’s common stock; or (ii) a change in a majority of the members of the Board of Directors that is not approved by the incumbent Board; or (iii) the approval by the shareholders of either a reorganization, merger or consolidation after which the shareholders will not own at least a majority of the Company’s common stock and voting power, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the Company’s assets.

The Company’s change of control arrangements were designed to provide executives with severance payments and certain other benefits in the event that their employment is terminated in connection with a change of control transaction. The Severance Plan includes a “double trigger,” which means that it provides severance benefits only if there is both (1) a change of control of the Company and (2) the employee’s employment is terminated by the Company (or any successor) without cause or if the employee terminates his or her employment for good reason, in each case within 36 months following a change of control.

If the Severance Plan is triggered, the executive will be entitled to all accrued but unpaid compensation, a cash bonus for the year of separation and benefits for the year of separation, as well as a lump sum cash payment which is designed to replicate the cash compensation (base salary and cash incentive), plus certain benefits, that the executive would have received had he or she remained employed for two years. This two year multiple is deemed to be reasonable, and would only be paid in the event of a double-trigger event. The determination of the appropriate level of payments and benefits to be provided in the event of a change of control termination involved consideration of a number of factors. The compensation levels were determined based on a survey of the Company’s peers at the time the Severance Plan was adopted by the Company. The Committee considered that a high-level executive, who is more likely to lose his or her job in connection with a change of control than other employees, may require more time than other employees in order to secure an appropriate new position, and, unless that executive was provided with change of control benefits, he or she may be motivated to start a job search early if a change of control is anticipated, to the detriment of the Company. Thus, the existence of the Severance Plan provides an incentive for the executive to remain with the Company until a change of control actually occurs. In addition, payments are not provided under the Severance Plan unless there has been not only a change of control but also a qualifying termination of employment, thus providing an acquirer the opportunity to retain the Company’s management team during or after a transition period.

In addition, pursuant to the Company’s LTI plans, in the event of a change of control, stock option vesting is accelerated to the date of the change of control and earned PARS are distributed at that date. The balance of the PARS are distributed at the end of the fiscal year in which a change of control occurs if the executive is still employed by the Company (or any successor); provided, however, if the executive is involuntarily terminated for reasons other than cause or if the executive terminated his or her employment for good reason, the balance of PARS will be distributed to the executive upon termination of employment.

Employment Agreements for the CEO and Executive Officers.  The Company has employment agreements (the “Agreements”) with each of the executive officers. These Agreements provide for a payment equivalent to two years of compensation under a predetermined separation provision, thereby providing for a more amicable separation in circumstances where a business change is warranted. No payment is made under the employment agreements in the event of a change of control (which is covered by the Severance Plan) or termination for cause. The Agreements automatically renew at the end of each one-year term unless either party gives notice of non-renewal at least 180 days prior to expiration of the then-current term. The Agreements provide for payment of an annual base salary, subject to review for increase at the discretion of the Committee, participation in the Company’s PCP and ICP bonus plans, and eligibility for participation in the Company’s LTI plans and benefit plans and programs applicable to senior executives, and continuance of certain perquisites. For the two year period after a termination, the Agreements prohibit the executive officers from soliciting Company employees or disclosing confidential information. The Agreements also require that the executive officers provide limited consulting services on an as-requested basis following termination. The specifics regarding the cash compensation and benefits provided in the event of a qualifying separation are outlined in the “Employment Agreements” section beginning on page 33.

The Committee periodically assesses the reasonableness of the Agreements to consider whether any changes are appropriate.

Limit on Deductibility of Certain Compensation.  Federal income tax law prohibits publicly held companies, such as the Company, from deducting certain compensation paid to an executive officer that exceeds $1 million during the tax year. To the extent that compensation is based upon the attainment of performance goals set by the Committee pursuant to plans approved by the shareholders, such compensation is not included in the limit. The Committee intends, to the extent feasible and where it believes it is in the best interests of the Company and its shareholders, to attempt to qualify executive compensation as tax deductible where it does not adversely affect the Committee’s development and execution of effective compensation plans. For example, to enable certain bonuses and long-term compensation to be deductible, the Committee makes these awards under incentive plans approved by shareholders as much as possible. While the Committee is limited in its ability to make discretionary cash incentive payments under the ICP, there are no such limitations under the PCP. Gains on stock option exercises may be deductible if granted under a Shareholder approved plan since they are tied to the performance of the Company’s stock price. Salaries and other compensation not tied to Company performance are not deductible to the extent they exceed the $1 million limit.

Compensation Recovery Policy

The Company’s Code of Business Conduct and Ethics reaffirms the importance of high standards of business ethics. Adherence to these standards by all employees is the best way to ensure compliance and secure public confidence and support. All employees are responsible for their actions and for conducting themselves with integrity. Any failure on the part of any employee to meet any of the standards embodied in this Code will be subject to disciplinary action, including potential dismissal.

In 2010 the Company adopted a Compensation Recovery Policy which provides that when appropriate, and in accordance with applicable law, the Company may recover any “Recoverable Compensation” received during a prescribed period of up to three years if an executive or other senior officer of the Company or any of its affiliates:

•	Engages in intentional misconduct resulting in a financial restatement or in any increase in his or her incentive or equity income, or
•	Engages in activity that competes with the Company or its affiliated companies in violation of any non-compete agreements entered into by such employee, or
•	Solicits customers or hires or assists anyone else in soliciting or hiring employees of the Company or its affiliates after termination of employment or engages in the unauthorized disclosure or use of the Company’s confidential information resulting in harm to the Company or its affiliates, in any case in violation of agreements entered into by such employee prohibiting such actions.

“Recoverable Compensation” is defined to include any equity and incentive compensation received, exercised, earned or distributed to or by an executive or senior officer, including amounts and shares under any equity or compensation plan or employment agreement. The Compensation Recovery Policy specifies that to the extent compensation is recovered from an individual as a result of a financial restatement such amounts will be excluded from “Recoverable Compensation.”

The Company has previously included recoupment, non-compete and clawback provisions in PARS and stock option agreements for certain participants. Where not previously included, the above provisions will be added to all new risk-based compensation awards. This policy does not prevent the Company from taking other actions as appropriate, if warranted, based on the misconduct outlined above.

Succession Planning

The Committee conducts an annual review of the Company’s long-term succession plan for the CEO. Additionally the Company has adopted an emergency succession plan for the CEO in order to minimize the uncertainty associated with an emergency succession event.

Advisory Shareholder Say-On-Pay Vote

At each Annual Meeting of Shareholders the Company submits the executive compensation disclosed in the proxy statement for that meeting to the shareholders for their approval on an advisory basis. The Committee and the Board of Directors review and give consideration to that vote in determining future executive compensation policies and decisions. At the Company’s last Annual Meeting in February 2014, the shareholders strongly supported the current compensation program, with over 90% of the shares represented at that meeting voting to approve the executives’ compensation.

SUMMARY COMPENSATION TABLE

The following table contains information concerning compensation for fiscal 2014 and the preceding two fiscal years for all services rendered in all capacities to the Company and its subsidiaries of the executive officers serving at September 30, 2014 (the “executive officers”).

Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Stock Awards(2)(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total
Victor L. Richey Chairman, Chief Executive Officer & President	2014	$790,000	$0	$1,314,996	$945,000	$67,260	$70,451	$3,187,707
	2013	790,000	0	1,314,933	0	0	63,015	2,167,948
	2012	790,000	0	0	168,000	92,968	62,733	1,113,701
Gary E. Muenster Executive Vice President & Chief Financial Officer	2014	$526,000	$0	$634,016	$574,200	$34,051	$45,241	$1,813,508
	2013	526,000	0	633,726	0	0	44,018	1,203,744
	2012	526,000	0	0	90,880	47,711	46,393	710,984
Alyson S. Barclay Senior Vice President, Secretary & General Counsel	2014	$312,000	$0	$306,989	$275,760	$44,197	$57,006	$995,952
	2013	$312,000	0	307,018	0	0	60,215	679,233
	2012	312,000	0	0	42,880	62,274	62,926	480,080

(1)	Although discretionary cash awards are permitted under the PCP, as discussed under the caption “Principal Elements of Compensation — Cash Incentive Plans” in the Compensation Discussion and Analysis section, none were made during the years indicated.
(2)	Represents the aggregate grant date fair values for performance-accelerated restricted share awards computed based upon the assumptions discussed in Note 11 to the Company’s Consolidated Financial Statements included in the 2014 Annual Report to Shareholders, in accordance with FASB ASC Topic 718. Such amounts do not correspond to the actual value that will be realized by the executive officers at the time of distribution.
(3)	Equity grants for each fiscal year are generally awarded at the beginning of that fiscal year on the date of the October or November Human Resources and Compensation Committee meeting. However, the equity grants for fiscal 2012 were made on September 29, 2011, shortly before the end of fiscal 2011, and therefore SEC regulations required them to be reported in the Summary Compensation Table as fiscal 2011 compensation. As a result, no stock awards were made to the executive officers in fiscal 2012.
(4)	Reflects the performance-based cash awards earned for the fiscal year indicated under the ICP and PCP, as discussed under the caption “Principal Elements of Compensation — Cash Incentive Plans” in the Compensation Discussion and Analysis section.
(5)	Represents the changes in actuarial present value of the executive officers’ accumulated benefits under the Company’s Retirement Plan and Supplemental Executive Retirement Plan during each fiscal year. These changes in pension value include the effect of changes in actuarial assumptions from year to year. For fiscal 2014 pension values increased despite the effect of changes in actuarial assumptions which reduced the values by $44,161 for Mr. Richey, $23,346 for Mr. Muenster and $30,032 for Ms. Barclay. For fiscal 2013 pension values decreased by $68,825 for Mr. Richey, $37,719 for Mr. Muenster and $49,632 for Ms. Barclay, in part due to the effect of changes in actuarial assumptions which reduced the values by $89,641 for Mr. Richey, $47,585 for Mr. Muenster and $62,676 for Ms. Barclay; however, pursuant to SEC regulations, the amounts in the table do not include these net decreases. For fiscal 2012 pension values increased, in part due to the effect of changes in actuarial assumptions which increased the values by $72,171 for Mr. Richey, $38,019 for Mr. Muenster, and $49,424 for Ms. Barclay. For additional information, see “Pension Benefits” below. There were no non-qualified deferred compensation earnings.

(6)	Comprised of the amounts provided in the table below:

Name and Principal Position	Fiscal Year	Perquisites(a)	Tax Gross-ups(b)	Defined Contribution Savings Plan Company Contributions	Employee Stock Purchase Plan Company Contributions	Total
Victor L. Richey Chairman, Chief Executive Officer & President	2014	$46,900	$9,991	$10,400	$3,160	$70,451
	2013	41,419	8,236	10,200	3,160	63,015
	2012	42,189	7,387	10,000	3,157	62,733
Gary E. Muenster Executive Vice President & Chief Financial Officer	2014	$31,163	$8,818	$0	$5,260	$45,241
	2013	31,412	7,346	0	5,260	44,018
	2012	30,098	11,040	0	5,255	46,393
Alyson S. Barclay Senior Vice President, Secretary & General Counsel	2014	$37,029	$8,529	$10,200	$1,248	$57,006
	2013	36,671	7,304	10,000	6,240	60,215
	2012	35,835	7,342	10,010	9,739	62,926

(a)	Comprised of car allowance, financial planning, additional life insurance, and Company cost related to the personal use of clubs.
(b)	Represents tax gross-up for taxable club fees.

GRANTS OF PLAN-BASED AWARDS

The following table provides information for fiscal 2014 for the executive officers regarding awards under the Company’s cash incentive plans (ICP and PCP) and PARS awards under its long-term incentive plan. See “Principal Elements of Compensation — Cash Incentive Plans” and “—  Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section.

Named Executive Officer	Grant Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock(3)	All Other Options Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold	Target	Maximum
Victor L. Richey	10/1/2014	$0	$525,000	$1,050,000	39,704	—	—	$1,314,996
Gary E. Muenster	10/1/2014	0	319,000	638,000	19,143	—	—	634,016
Alyson S. Barclay	10/1/2014	0	153,200	306,400	9,269	—	—	306,989

(1)	Represent threshold, target and maximum cash incentive opportunities for fiscal 2014 under the Company’s annual Incentive Compensation Plan for Executive Officers (ICP) and Performance Compensation Plan (PCP). For more information, see “Principal Elements of Compensation — Cash Incentive Plans” in the Compensation Discussion and Analysis section.
(2)	Date of approval of the cash incentive opportunities for fiscal 2014; actual payouts were based on fiscal 2014 results and were not determined until after the end of fiscal 2014 See footnote (4) to the Summary Compensation Table.
(3)	Represent performance-accelerated restricted shares (“PARS”) that will vest if the executive officer continues in the employment of the Company through the employment service period ending on September 30, 2018. However, 50% and 100% of these PARS may be accelerated and earned earlier, between October 1, 2015 and September 30, 2018, if stock price targets of $35.60 and $38.05, respectively, are met, and will then become distributable on March 31 following the end of the fiscal year in which the target is achieved if the executive officer is still in the employ of the Company. However, none of these PARS may be accelerated and earned earlier than March 31, 2017. Achievement of target levels is determined based on the average stock price over a period of thirty consecutive trading days. All executive officer awards provide for acceleration in the event of a change in control of the Company. Dividends are not earned or paid prior to the distribution of the shares. For more information, see “Principal Elements of Compensation — Long-Term Incentive Compensation” in the Compensation Discussion and Analysis section.
(4)	Based on the fair market value of the underlying Common Stock of $33.12 on the grant date.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information as of the end of fiscal 2014 for the executive officers regarding outstanding awards of unvested performance-accelerated restricted shares (“PARS”). No executive officer had any stock option awards outstanding, either exercisable or unexercisable, as of the end of fiscal 2014. Certain PARS awards vested on September 30, 2014 but were not distributed until October 1, 2014; those awards are described in the next section.

Executive Officer	Grant Date	Stock Awards(1)
		Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2)
Victor L. Richey	9/29/2011	49,885	(3)	$1,735,000
	10/2/2012	33,925	(4)	1,179,912
	10/1/2013	39,704	(5)	1,380,905
Gary E. Muenster	9/29/2011	23,025	(3)	$800,810
	10/2/2012	16,350	(4)	568,653
	10/1/2013	19,143	(5)	665,794
Alyson S. Barclay	9/29/2011	11,835	(3)	$411,621
	10/2/2012	7,921	(4)	275,492
	10/1/2013	9,269	(5)	322,376

(1)	Achievement of target levels is determined based on the average stock price over a period of thirty consecutive trading days. All executive officer PARS awards provide for acceleration of vesting in the event of a change in control of the Company. Dividends are not paid on PARS award shares until they are distributed to the recipient.
(2)	Based on the closing price of the Company’s common stock of $34.78 on September 30, 2014, the last day of the Company’s 2014 fiscal year.
(3)	The conditions for accelerated vesting of the PARS awards granted September 29, 2011 have been met; these awards will vest and be distributed in shares on March 31, 2015 if the executive officer continues in the employment of the Company through that date.
(4)	PARS awards granted October 2, 2012 will vest if the executive officer continues in the employment of the Company through September 30, 2017. Alternatively, vesting of 50% and 100% of these awards will occur if stock price targets of $41.65 and $44.60, respectively, are achieved between October 1, 2014 and September 30, 2017; in that event the accelerated percentage of the awards will vest and be distributed in shares on March 31 of the year following the end of the fiscal year in which the target is achieved if the executive officer continues in the employment of the Company through that date.
(5)	PARS awards granted October 1 2013 will vest if the executive officer continues in the employment of the Company through September 30, 2018. Alternatively, vesting of 50% and 100% of these awards will occur if stock price targets of $35.60 and $38.05, respectively, are achieved between October 1, 2015 and September 30, 2018; in that event the accelerated percentage of the awards will vest and be distributed in shares on March 31 of the year following the end of the fiscal year in which the target is achieved if the executive officer continues in the employment of the Company through that date.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information for the executive officers regarding performance-accelerated restricted stock (PARS) awards which vested during fiscal 2014. No stock options were exercised by the executive officers during fiscal 2014, and none were outstanding as of September 30, 2014.

	Stock Awards
Executive Officer	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Victor L. Richey	66,080	$2,313,859
Gary E. Muenster	29,030	1,016,838
Alyson S Barclay	14,708	515,512

(1)	Includes shares vested on March 31, 2014 and September 30, 2014. In each case a number of the vested shares were withheld in payment of withholding taxes, in lieu of cash withholding, and the remaining shares were distributed on April 1, 2014 and October 1, 2014, respectively.
(2)	Represents the fair market value of the performance-accelerated restricted stock which vested on March 31, 2014 and September 30, 2014, based on the closing prices of the Company’s common stock on those dates of $35.19 and $34.78 per share, respectively, the value used by the Company for tax and accounting purposes.

PENSION BENEFITS

Retirement Plan and SERP.  At the time of the 1990 spin-off of the Company by Emerson Electric Co. (“Emerson”), the Company established a Retirement Plan (the “Retirement Plan”) in which the Company’s executive officers as well as other covered employees participated. Prior to the 1990 spin-off, the executive officers (other than Mr. Muenster, who was not then an employee) participated in one of the pension plans of Emerson or its subsidiaries. The Retirement Plan is substantially identical to the Emerson Retirement Plan at the time of the 1990 spin-off (the “Emerson Retirement Plan”). Under the Retirement Plan, the participant is credited with service equal to the participant’s service credit under the Emerson Retirement Plan, but the participant’s benefit accrued under the Retirement Plan will be offset by the benefit accrued under the Emerson Retirement Plan as of September 30, 1990. Because benefits under the Retirement Plan may be reduced under certain maximum provisions of the Internal Revenue Code, in 1993 the Company adopted a Supplemental Executive Retirement Plan (the “SERP”) which provides that where any such reductions occur, the Company will pay a retirement supplement to certain executives, including the present executive officers other than Mr. Muenster. The SERP was designed to maintain total retirement benefits at the formula level of the Retirement Plan. Effective December 31, 2003, both the Retirement Plan and the SERP were frozen with no increase in benefits accruing to participants.

These plans provide for fixed retirement benefits based on the participant’s credited years of service, five-year average compensation (the highest average annual cash compensation during any five consecutive years through 2003), and applicable Social Security covered compensation calculated as of December 31, 2003, the effective date of the freezing of the plans. Under the current law, the benefits amounts will not be subject to any reduction for Social Security or other offset amounts.

The amounts reported in the table below represent the present value of the accumulated benefit at September 30, 2014 for the executive officers under each plan, based upon the assumptions described in footnote (1).

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Victor L. Richey	Retirement Plan	18	$392,026	$0
	SERP	18	161,525	0
Gary E. Muenster	Retirement Plan	13	$259,420	$0
	SERP	n/a	n/a	n/a
Alyson S. Barclay	Retirement Plan	16	$324,288	$0
	SERP	16	18,105	0

(1)	The accumulated benefit was frozen as of December 31, 2003. The present value has been calculated assuming that the executive officers will remain in service until age 65, the age at which retirement may occur without any reduction in benefits, and that the benefit is payable on the basis of a single life annuity with a 60 month certain payment period. Except for the assumption that the executives remain in service and retire at age 65, the present value is based on the assumptions as described in Note 12 to the Company’s Consolidated Financial Statements included in the 2014 Annual Report to Shareholders. Specifically, the interest assumption is 4.25% and the post-retirement mortality assumption is based on the 2014 IRS Static Post Retirement mortality table reflecting projections to 2021 using Scale AA.

Defined Contribution Plan.  The Company’s Employee Savings Investment Plan (the “Defined Contribution Plan”) is an employee benefit plan under section 401(k) of the Internal Revenue Code, which is offered to substantially all United States employees including the executive officers. The Defined Contribution Plan provides for a Company cash match at a rate of 100% of employee contributions up to 3% of the employee’s eligible compensation, and 50% of the employee’s contributions in excess of such 3%, up to 5% of the employee’s eligible compensation, subject to Internal Revenue Code limits. The amounts of the Company’s cash match for the accounts of the executive officers in fiscal years 2012, 2013 and 2014 are listed in footnote (6) to the Summary Compensation Table on page 29, under the heading “Defined Contribution Savings Plan Company Contributions.”

The Company has no defined contribution or other plan that provides for the deferral of executive compensation on a basis that is not tax-qualified.

EMPLOYMENT AGREEMENTS

The Company entered into employment agreements with Messrs. Richey and Muenster and Ms. Barclay effective on or about November 1, 1999 and subsequently amended from time to time.

The employment agreements provide for a base salary of not less than the executives’ fiscal year 1999 base salaries, as increased in accordance with the Company’s compensation policy, and an annual cash incentive opportunity in accordance with the Performance Compensation Plan and the Incentive Compensation Plan. These executives are entitled to participate in any stock options, restricted stock or performance shares awards and other compensation as the Company’s Human Resources and Compensation Committee shall determine, as well as all employee benefit programs of the Company applicable to senior executives, and the Company will provide certain perquisites, including financial planning, an automobile allowance and club membership.

The agreements currently provide that they will be automatically renewed for successive one year periods unless a six month notice of non-renewal is given by the Company or the executive. However, the Company has the right to terminate the executive’s employment at any time upon thirty days’ notice either with or without Cause, and the executive has the right to resign at any time upon thirty days’ notice. “Cause” is defined in the agreements as the executive’s willful failure to perform his or her duties, disability or incapacity extending for nine consecutive months, willful misconduct, conviction of a felony, breach of any material provision of the employment agreement, or a determination by the Board that the executive has committed fraud, embezzlement, theft or misappropriation against the Company. If the executive’s employment is terminated by the Company other than for Cause, or if the executive terminates his or her employment following certain actions by the Company defined in the agreements as “Good Reason,” the executive will be entitled to receive certain compensation and benefits. “Good Reason” includes the Company’s materially failing to comply with the agreement, materially reducing the executive’s responsibilities or requiring the executive to relocate. In the case of such a termination, the executive will receive for two years: (i) the executive’s base salary and cash incentive (calculated to be no less than the annual percentage of base salary under the cash incentive plans for the last fiscal year prior to termination) paid, at the executive’s election, in either a lump sum on the regularly scheduled payroll date coinciding with or immediately preceding March 15 of the calendar year following the calendar year of termination, or in equal biweekly installments up until the regularly scheduled payroll date coinciding with or immediately preceding March 15 of the year following termination, at which time any balance will be paid in a lump sum, (ii) immediate vesting of outstanding stock options and immediate vesting and payout of earned performance-accelerated restricted shares, and (iii) continuation of certain employee benefits and perquisites. If the executive’s employment is terminated in connection with a Change of Control (as defined in the agreements), the executive will not receive the foregoing benefits, and will receive instead the benefits payable under the Company’s Severance Plan. See “Potential Payments Upon Termination or Change in Control,” below.

The employment agreements prohibit the executives from disclosing confidential information or trade secrets concerning the Company, and for a period of two years from soliciting employees of the Company and from soliciting customers or distributors of the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments/Benefits Upon Change in Control

Severance Plan.  The Company has established a Severance Plan (the “Plan”) covering the executive officers. Under the Plan, following an occurrence of a “Change of Control,” as defined in the Plan (see “Other Compensation Elements — Severance Plan” in the Compensation Discussion And Analysis section), each of the executive officers will be entitled to be employed by the Company for a three year employment period during which he or she will: (i) be paid a minimum base salary equal to his or her base salary prior to the Change of Control, plus a minimum annual bonus based on the average of his or her cash incentives during the last five preceding fiscal years, disregarding the highest and lowest such years, and (ii) continue to receive the employee benefits to which he or she was entitled prior to the Change of Control. If the executive officer’s employment is terminated by the Company during this employment period other than for death, disability or “Cause” as defined in the Plan, or the executive officer terminates his or her employment during the employment period following certain specified actions by the Company (“Good Reason”), such as materially failing to comply with the provisions of the Plan, a material diminution in his or her authority, duties or responsibilities or base salary, or requiring him or her to relocate, he or she will be entitled to receive, among other things, a cash lump sum equal to the aggregate of: (i) any unpaid current base salary; (ii) any unpaid deferred compensation; (iii) a bonus calculated by multiplying the average of the past five years’ cash incentive percentages (ratio of annual cash incentive to annual base salary), disregarding the highest and lowest percentages, times the base salary earned from the start of the fiscal year in which the termination occurred to the date of the termination; and (iv) an amount calculated by multiplying two times the sum of (x) the current annual base salary and (y) such annual base salary multiplied by the average of the past five years’ cash incentive percentages (ratio of annual cash incentive to annual base salary), disregarding the highest and lowest percentages. In addition, he or she will receive the continuation of his or her employee benefits for two years. The Company may amend the Plan, but no amendment adverse to the rights of an executive officer under the Plan will be effective unless notice of the amendment has been given by the Company to the executive officer at least one year before a Change of Control occurs.

Incentive Plan Awards.  The terms of the Company’s outstanding performance-accelerated restricted stock awards provide that upon a change in control (defined in the awards substantially the same as in the Severance Plan), any portion of an award for which the acceleration criteria have been met will be distributed, and any remaining awards will be accelerated and distributed at the end of the fiscal year in which the change in control occurs, unless prior to the distribution the executive officer resigns without good reason or is terminated for cause.

Payments/Benefits Upon Death or Disability

If the executive officer’s employment were to be terminated because of death or disability, under the executive officer’s employment agreement with the Company the executive officer (or his or her beneficiaries) would receive benefits under the Company’s disability plan or the Company’s life insurance plans, as applicable. In addition, the executive officer’s vested stock options (if any; no stock options are currently outstanding) would remain exercisable for three months in the case of death and for one year in the case of disability. With respect to outstanding PARS awards, the Committee may, in its sole discretion, make full, pro-rata, or no share distributions, as it may determine, to an executive officer in the event of disability, or to the executive officer’s surviving spouse or beneficiary in the event of death.

Payments/Benefits Upon Termination by the Employee With Good Reason or by the Company Without Cause

If prior to a Change of Control, the executive officer’s employment were to be terminated by the Company other than for cause, death or disability or by the executive officer for Good Reason, the Company would be required under the executive officer’s employment agreement to continue to pay the executive officer’s base salary and cash incentive for two years following termination; however, the executive officer could elect to receive these payments in lump sums on or about March 15 of the calendar year following the calendar year in which the termination occurs. In addition, certain employee benefits would continue after the termination, the executive officer’s outstanding stock options (if any; no stock options are currently outstanding) would vest and become exercisable, and his or her earned but unvested shares of performance-accelerated restricted stock would vest and be distributed. These payments and benefits would be conditioned upon the executive officer not soliciting employees, customers or distributors of the Company for a period of two years after termination. In addition, the executive officer would be required to execute the Company’s standard severance agreement and release.

Payments Upon Termination by the Employee Without Good Reason

If the executive officer were to terminate his or her employment without Good Reason, the executive officer would not be entitled to payment of continued compensation or benefits, and all outstanding PARS awards would be forfeited. The Human Resources and Compensation Committee of the Board of Directors could agree, in its discretion, to permit the executive officer to exercise his or her vested stock options (if any; no stock options are currently outstanding) for three months after such termination.

Payments Upon Termination by the Company for Cause

If the executive officer’s employment were to be terminated by the Company for Cause, under the employment agreement the executive officer would not be entitled to payment of continued compensation or benefits, and all outstanding PARS awards would be forfeited. The Human Resources and Compensation Committee of the Board of Directors could agree, in its discretion, to permit the executive officer to exercise his or her vested stock options (if any; no stock options are currently outstanding) for three months after such termination.

Incremental Compensation in the Event of Termination As A Result of Certain Events

The following tables reflect the additional compensation and benefits to be provided to the executive officers of the Company in the event of a termination of employment at, following, or in connection with a Change of Control or for the other listed reasons. The amounts shown assume that the termination was effective as of the close of business on September 30, 2013, the end of the Company’s last fiscal year. The actual amounts to be paid would be determinable only at the time of the actual termination of employment.

Victor L. Richey:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$197,500	(1)	$1,580,000	(2)	$0	$0
Cash incentive	531,068	(3)	0	0		1,050,000	(4)	0	0
Severance payment	2,642,137	(5)	0	0		0		0	0
Total Cash Compensation	$3,173,205		$0	$197,500		$2,630,000		$0	$0
Long-Term Incentive Awards:
Performance accelerated restricted stock:	4,295,817	(6)	0	0		0		0	0
Total Awards	$4,295,817		$0	$0		$0		$0	$0
Total Direct Compensation	$7,469,022		$0	$197,500		$2,630,000		$0	$0
Benefits:(7)
Broad-based benefits	$67,040		$0	$0		$6,205		$0	$0
Retirement benefits	0		0	0		0		0	0
Other executive benefits/perquisites	93,182		0	0		101,119		0	0
Total Benefits	$160,222		$0	$0		$107,324		$0	$0
Total Incremental Compensation	$7,629,244		$0	$197,500		$2,737,324		$0	$0

Gary E. Muenster:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$131,500	(1)	$1,052,000	(2)	$0	$0
Cash incentive	288,022	(3)	0	0		638,000	(4)	0	0
Severance payment	1,628,045	(5)	0	0		0		0	0
Total Cash Compensation	$1,916,067		$0	$131,500		$1,690,000		$0	$0
Long-Term Incentive Awards:
Performance accelerated restricted stock:	2,035,256	(6)	0	0		0		0	0
Total Awards	$2,035,256		$0	$0		$0		$0	$0
Total Direct Compensation	$3,951,323		$0	$131,500		$1,690,000		0	$0
Benefits:(7)
Broad-based benefits	$29,893		$0	$0		$2,402		$0	$0
Retirement benefits	0		0	0		0		0	0
Other executive benefits/perquisites	77,636		0	0		86,271		0	0
Total Benefits	$107,529		$0	$0		$88,673		$0	$0
Total Incremental Compensation	$4,058,852		$0	$131,500		$1,778,673		$0	$0

Alyson S. Barclay:

Pay Element	Change in Control		Death	Disability		Termination by Employee for Good Reason or by Employer Without Cause		Termination by Employee Without Good Reason	Termination by Employer for Cause
Cash Compensation:
Base salary	$0		$0	$78,000	(1)	$624,000	(2)	$0	$0
Cash incentive	135,686	(3)	0	0		306,400	(4)	0	0
Severance payment	895,372	(5)	0	0		0		0	0
Total Cash Compensation	$1,031,058		$0	$78,000		$930,400		$0	$0
Long-Term Incentive Awards:
Performance accelerated restricted stock:	1,009,490	(6)	0	0		0		0	0
Total Awards	$1,009,490		$0	$0		$0		$0	$0
Total Direct Compensation	$2,040,548		$0	$78,000		$930,400		$0	$0
Benefits:(7)
Broad-based benefits	$54,892		$0	$0		$6,205		$0	$0
Retirement benefits	0		0	0		0		0	0
Other executive benefits/perquisites	77,058		0	0		86,092		0	0
Total Benefits	$131,950		$0	$0		$92,297		$0	$0
Total Incremental Compensation	$2,172,498		$0	$78,000		$1,022,697		$0	$0

Footnotes to the Above Three Tables:

(1)	Represents three months’ base salary, which the Company has the discretion to provide to its executive officers in order to cover the waiting period under the Company’s group long-term disability insurance policy.
(2)	As calculated under the terms of the executive officer’s employment agreement. The amount shown represents the annual base salary in effect at September 30, 2014 multiplied by two.
(3)	As calculated under the terms of the Severance Plan. The amount shown is in lieu of any annual cash incentive for fiscal 2014 which would have otherwise been paid except for the termination.
(4)	As calculated under the terms of the executive officer’s employment agreement. The amount shown represents the annual cash incentive target for fiscal 2014 multiplied by two.
(5)	As calculated under the terms of the Severance Plan.
(6)	Represents the value of shares that would be distributed upon the occurrence of a change in control, based on the $33.23 closing price of the Company’s common stock on September 30, 2014, the last day of the Company’s 2014 fiscal year. These amounts would become payable to the executive officer even if the officer’s employment were not terminated in connection with the change in control. See “Payments/Benefits Upon Change in Control — Incentive Plan Awards” on page 34. Does not include $975,231, $401,013 and $174,978 in value of shares that became distributable to Mr. Richey, Mr. Muenster and Ms. Barclay, respectively, on September 30, 2014 and were distributed on October 1, 2014.
(7)	The amounts shown represent the projected cost to continue benefits in accordance with the executive officer’s employment agreement and the provisions of the Severance Plan. Included in Total Benefits are broad-based benefits (health insurance, life and disability premiums), financial planning, automobile, club dues and tax gross-up on club fees. In the case of “Termination by Employee for Good Reason or by Employer Without Cause,” Total Benefits also include an estimated outplacement fee of $15,000.

*    *    *    *    *

OTHER INFORMATION

AUDIT-RELATED MATTERS

Approval of Audit and Permitted Non-Audit Services

The Audit and Finance Committee has adopted pre-approval policies and procedures requiring that the Committee pre-approve all audit and permitted non-audit services to be provided by the Company’s independent registered public accounting firm. In accordance with this policy, the Committee has pre-approved and has set specific quarterly limitations on fees for the following categories of services: general accounting and SEC consultation, compliance with pertinent legislation, general taxation matters and tax returns. Services which have not received specific pre-approval by the Committee must receive such approval prior to the rendering of the services.

Auditor Fees and Services

The Company has paid the following fees to KPMG LLP, its independent registered public accounting firm, for services rendered for each of the last two fiscal years. All of these fees were pre-approved by the Committee.

	2014	2013
Audit Fees(1)	$1,079,000	$1,215,000
Audit-Related Fees(2)	0	0
Tax Fees(3)	0	0
All Other Fees	0	0
Total	$1,079,000	$1,215,000

(1)	Audit Fees primarily represent amounts paid for the audit of the Company’s annual financial statements, reviews of financial statements included in the Company’s SEC Forms 10-Q and 10-K, the performance of statutory audits for certain of the Company’s foreign subsidiaries, and services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years, including expressing an opinion on the Company’s internal control over financial reporting.
(2)	Audit-Related Fees represent amounts paid for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and which are not included in Audit Fees above.
(3)	Tax Fees represent amounts paid for tax compliance, tax advice and tax planning services.

Report of the Audit and Finance Committee

The Audit and Finance Committee oversees and monitors the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2014, including a discussion of the quality and the acceptability of the Company’s financial reporting practices and the internal controls over financial reporting.

The Committee reviewed with KPMG LLP, the independent registered public accounting firm which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States of America. In addition, the Committee discussed with KPMG LLP its independence from management and the Company, including the impact of any non-audit-related services provided to the Company, the matters in that firm’s written disclosures and the letter from KPMG LLP to the Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence. The Committee also discussed with the independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the PCAOB.

Further, the Committee discussed with the Company’s internal audit executive and KPMG LLP the overall scope and plans for their respective audits. The Committee meets periodically with the internal audit executive and representatives of the independent accountants, with and without management present, to discuss the results of the examinations, their evaluations of the Company’s internal controls (including internal controls over financial reporting), and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 filed with the Securities and Exchange Commission. The Committee also evaluated and reappointed KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2015.

The Audit and Finance Committee

James M. Stolze, Chairman
Vinod M. Khilnani
Robert J. Phillippy
Donald C. Trauscht

SECURITIES OWNERSHIP

Securities Ownership Of Directors and Executive Officers

The following table sets forth certain information with respect to the number of shares beneficially owned by the directors and executive officers of the Company as of the date of this Proxy Statement. For purposes of this table and the following table, the “beneficial ownership” of shares means the power, either alone or shared with one or more other persons, to vote or direct the voting of the shares, and/or to dispose of or direct the disposition of the shares, and includes any shares with respect to which the named person had the right to acquire beneficial ownership within the next 60 days. Unless otherwise noted, each person had the sole voting and dispositive power over the shares listed.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares(1)
Alyson S. Barclay	86,545		(2)
Vinod M. Khilnani	1,800		(2)
Gary E. Muenster	138,824		(2)
Leon J. Olivier	3,532	(3)	(2)
Robert J. Phillippy	2,706	(3)	(2)
Victor L. Richey	232,961		(2)
Larry W. Solley	23,350		(2)
James M. Stolze	47,441	(3)	(2)
Donald C. Trauscht	37,600		(2)
All directors and executive officers as a group (9 persons)	574,759		2.2%

(1)	Based on 26,216,701 shares outstanding as of December 5, 2014, the record date for the Meeting.
(2)	Less than 1.0%.
(3)	Includes approximately 2,632, 1,806 and 18,241 stock equivalents credited to the deferred compensation accounts of Mr. Olivier, Mr. Phillippy and Mr. Stolze, respectively, under the Compensation Plan for Non-Employee Directors. See “Director Compensation” above. Stock equivalents have been rounded to the nearest whole share.

Securities Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to each person known by the Company as of the dates set forth in the footnotes below to be deemed, pursuant to applicable SEC regulations, to beneficially own more than five percent of the Company’s outstanding shares. For this purpose, beneficial ownership of shares is determined in accordance with SEC Rule 13d-3 and includes sole or shared voting and/or dispositive power with respect to such shares.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Outstanding Shares(1)
T. Rowe Price Associates, Inc. 100 East Pratt Street, Baltimore, MD 21202	3,149,160	(2)	12.0%
Columbia Wanger Asset Management, LLC 227 West Monroe Street, Suite 3000, Chicago, IL 60606	2,980,900	(3)	11.4%
BlackRock, Inc. 40 East 52nd Street, New York, NY 10022	2,366,595	(4)	9.0%
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	1,724,164	(5)	6.6%
Wellington Management Company, LLP 280 Congress Street, Boston, MA 02210	1,721,691	(6)	6.6%
Heartland Advisors, Inc. 789 North Water Street, Suite 500, Milwaukee, WI 53202	1,581,280	(7)	6.0%

(1)	Based on 26,216,701 shares outstanding as of December 5, 2014, the record date for the Meeting.
(2)	Based on information provided as of October 31, 2014 by T. Rowe Price Associates, Inc. (“TRP”), which has stated that these shares are owned by various individual and institutional investors which TRP serves as an investment adviser with power to direct investments and/or power to vote the shares, and that TRP has sole dispositive power for all 3,149,160 shares and has sole voting power for 769,190 of these shares. For the purposes of this Proxy Statement, TRP is deemed to be a beneficial owner of these securities; however, TRP has expressly disclaimed such beneficial ownership.
(3)	Based on information provided as of October 31, 2014 by Columbia Wanger Asset Management, LLC (CWAM), which stated that it has shared dispositive power over 2,980,900 shares and shared voting power over 2,823,900 shares as investment advisor to several registered owners, and that as of September 30, 2014 CWAM’s affiliate Columbia Acorn Fund was the registered owner of 2,185,000 of these shares (8.3% of the shares outstanding as of the record date).
(4)	Based on information contained in a Schedule 13G filed with the SEC on January 29, 2014 by BlackRock, Inc., which reported that as of December 31, 2013 it had sole dispositive power over these shares and sole voting power over 2,272,556 of these shares.
(5)	Based on information provided as of October 31, 2014 by The Vanguard Group, Inc., which has also reported to the SEC that as of September 30, 2014 it owned beneficially, together with its wholly-owned subsidiaries, 1,708,579 shares, of which it held sole investment power over 1,675,266 shares, shared investment power with its wholly owned subsidiaries over 33,313 shares, and sole voting power over 36,413 shares.
(6)	Based on information provided as of September 30, 2014 by Wellington Management Company, LLP, which reported that it has shared dispositive power over 1,721,691 shares and shared voting power over 1,251,159 shares as investment adviser to numerous investment advisory clients. Wellington Management Company, LLP has disclaimed any pecuniary interest in these shares.
(7)	Based on information contained in a Schedule 13G filed with the SEC on February 6, 2014 by Heartland Advisors, Inc., which reported that as of December 31, 2013 it had shared voting and dispositive power over these shares as investment adviser to various clients.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of any class of equity security of the Company to file with the SEC initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2014, all Section 16(a) reports applicable to its officers, directors and greater than ten percent beneficial owners were timely filed.

SHAREHOLDER PROPOSALS

In order for a shareholder of the Company to formally nominate an individual for election as a director or propose other business at a meeting of shareholders, the Company’s Articles of Incorporation require that notice of the nomination or proposal must be given to the Company in advance of the meeting at which the election is to be held. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting; but if the Company gives less than 50 days’ notice or prior public disclosure of the date of the meeting, then the shareholder must give such notice within ten days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first.

The required advance notice must include certain additional information regarding both the proponent and any prospective nominee useful to the Company in evaluating and responding to the nomination or proposal, and as to proposals other than nominations, a full description of the proposal, including its text, and a description of any agreements or arrangements between the proponent and any other person in connection with the proposal; all as specified in detail in the Company’s Articles of Incorporation and Bylaws. Any prospective director nominees must also complete a questionnaire regarding the background and qualification of the proposed nominee and any person or entity on whose behalf the nomination is being made, and must represent in writing that the proposed nominee is not, and will not become, a party to any undisclosed voting commitments or compensation arrangements with respect to service as a director, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and stock trading policies and guidelines of the Company.

The Board may reject any nominations or proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with the provisions of applicable law. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Shareholders may also recommend director candidates to the Nominating and Corporate Governance Committee for consideration as described under “Nominating and Corporate Governance Committee” on page 14.

The above requirements are in addition to, and are separate from, the requirements of SEC Rule 14a-8 relating to the rights of shareholders to request inclusion of proposals in, or of the Company to omit proposals from, the Company’s proxy statement. However, solely with respect to a proposal, other than the nomination of directors, that a shareholder proposes to bring before an annual meeting of shareholders, the notice requirements set forth in the Company’s Articles of Incorporation and Bylaws will be deemed satisfied by the shareholder if the shareholder has submitted the proposal to the Company in compliance with Rule 14a-8 and the proposal has been included in the Company’s proxy statement for the meeting.

Proposals of shareholders intended to be presented at the 2016 Annual Meeting must be received by the Company by August 18, 2015 if the proponent wishes to have them included in the Company’s proxy statement and form of proxy relating to that meeting pursuant to SEC Rule 14a-8. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and form of proxy in accordance with SEC regulations governing the solicitation of proxies.

In each case, the notice required to be given to the Company must be directed to the Secretary of the Company, whose address is 9900A Clayton Road, St. Louis, MO 63124-1186. Any shareholder desiring a copy of the Company’s Articles of Incorporation or Bylaws will be furnished one without charge upon written request to the Secretary.

*    *    *    *    *

APPENDIX A

List of Companies included in the Towers Watson Data Services
2011 General Industry Top Management Compensation Survey Report — U.S.
(see “Compensation Consultant and Benchmarking” on page 20)

AAA
1st Source
AAR Corporation
ABB
ABX Air
Acuity
Acushnet
Advance Auto Parts
Adventist Health System
AEGON
AFLAC
AgFirst
Alfa Laval
Allegiance Health
Allete
Alta Resources
Altegrity
American Cancer Society
American Career College
American Enterprise
American Greetings
American Red Cross
American Textile
American Water Works
AmeriPride Services
Ameristar Casinos
Ames True Temper
AMETEK/Advanced Measurement Technology
Amica Mutual Insurance
Analytic Services (ANSER)
Andersen Corporation
ANH Refractories
AOC
Asahi Kasei Plastics NA
Ascend Performance Materials
Assurant
Aurora Healthcare
Auto Club Group
Automobile Club of Southern California
Avis Budget Group
Avista
B Braun Medical
Barloworld Handling
Baxa
Baxter International
Baylor College of Medicine

Baylor Health Care System
BE Aerospace
Beam Global Spirits & Wine
Belk
Bemis
Beneficial Bank
Berwick Offray
Biomet
Black Hills
Blue Cross of Idaho
Blue Cross of Northeastern Pennsylvania
BlueCross BlueShield of Louisiana
BlueCross BlueShield of Nebraska
BlueCross BlueShield of South Carolina
BlueCross BlueShield of Tennessee
Bosch Rexroth
Boy Scouts of America
Boyd Gaming
Bradley
Brady
Bridgepoint Education
Briggs & Stratton
Brightpoint North America
Brookdale Senior Living
Brownells
Bryant University
Buffets
Cablevision Systems
Caelum Research Corporation
Caesar's Entertainment
California Casualty Management
California Dental Association
California Institute of Technology
CareFirst BlueCross BlueShield
Carle Foundation Hospital
Carlson
CarMax
Carpenter Technology
CB Richard Ellis
Cell Therapeutics
CEMEX
CEVA Logistics

CH2M Hill
Chelan County Public Utility District
Chicago Transit Authority
Chickasaw Nation
Chico's FAS
Children's Healthcare of Atlanta
Choice Hotels International
CHS
Chumash Employee Resource Center
CIGNA
City of Austin
City of Chicago
City of Garland
City of Houston
City of Las Vegas
City of Philadelphia
Classified Ventures
Cleco
ClubCorp
CNL Financial Group
Cobb County School District
Coca-Cola Enterprises
College of St. Scholastica
Colman Group
Colorado Springs Utilities
Colsa
CommIT Enterprises
CommScope
Community Coffee
Community Health Network
Compressor Controls
Computer Sciences Consulting Group
Computer Task Group
ConnectiCare Capital LLC
Core Laboratories
Cornell University
Correctional Medical Services
Country Financial
Coventry Health Care
CPS Energy
Cracker Barrel Old Country Stores
Crate & Barrel
Crown Castle
CUNA Mutual

D&B
Decurion
Delta Dental Plan of Michigan
Denny's
DENSO International
DePaul University
Devry
Dickstein Shapiro
Diebold
Discover Financial Services
Doherty Employer Services
Dollar General
Dollar Tree Stores
Domino's Pizza
Donaldson
DSC Logistics
Duke Realty
Duke University & Health System
DuPont
Dupont Fabros Technology
Dyn McDermott
Edison Mission Energy
Education Management
Edward Jones
Edwards Lifesciences
Elizabeth Arden
EMCOR Group
Emerson Climate Technologies
Emerson Electric
Enpro Industries (Fairbanks Morse Engine)
Erickson Retirement Communities
Erie Insurance
ESCO Technologies
ESM
Esterline Technologies
Etnyre International
Evraz
Exel
Express Scripts
Fairfield Manufacturing
Farm Credit Bank of Texas
Farm Credit Foundations
Farmland Foods
Federal Reserve Bank of Atlanta
Federal Reserve Bank of Chicago
Federal Reserve Bank of Dallas
Federal Reserve Bank of Minneapolis

Federal Reserve Bank of Philadelphia
Federal Reserve Bank of Richmond
Federal Reserve Bank of St. Louis
Federal Reserve Board
FedEx Express
FedEx Ground
Ferguson Enterprises
Fermi National Accelerator Laboratory
Ferrellgas
First American
First Citizens Bank
First Commonwealth Financial
First Solar
Fiserv
Fiskars Brands
Fleetwood Group
Flexcon Company
Flexible Steel Lacing
Fortune Brands
Freeman Dallas
Friendly Ice Cream
Froedtert Hospital
Funeral Directors Life Insurance Company
G&K Services
Gaylord Entertainment
General Dynamics Information Technology
Genesis Energy
GenOn Energy
Gentiva Health Services
Georg Fischer Signet
Georgia Institute of Technology
Gerdau AmeriSteel
Gibraltar Steel Corporation
Glatfelter
GNC
Godiva Chocolatier
Gold Eagle
Graco
Graham Packaging
Grande Cheese
Grange Life Insurance
Great American Insurance
Greyhound Lines
Grinnell Mutual Reinsurance
GROWMARK
GTECH

GuideStone Financial Resources
H.E.B. Grocery
Habitat for Humanity International
Harman International Industries
Harris County Hospital District
Harvard Vanguard Medical Associates
Harvey Industries
Haynes International
Hazelden Foundation
HD Supply
Health Care Services
HealthNow New York
Hendrick Medical Center
Hendrickson International
Henry Ford Health Systems
Herman Miller
Highlights for Children
Highmark
Hill Phoenix
Hilti
Hilton Worldwide
Hines Interests
Hitachi America
HNI
HNTB
Houston Metropolitan Transit Authority
Hu-Friedy Manufacturing Company
Humana
Hunter Industries
Hutchinson Technology
Hyundai Capital America
Hyundai Motor America
Hyundai Motor Manufacturing of Alabama
IDEX Corporation
IDEXX Laboratories
II-VI
IKON Office Solutions
Indiana Farm Bureau Insurance
Infogroup
Information Management Service
Ingram Industries
Insperity
Institute for Defense Analyses
Integra Lifesciences Corporation
Intertape Polymer Group
Iron Mountain

Irvine
Isuzu Motors America
Ithaca College
Ithaka Harbors
Itochu International
ITT Industries – Information Systems
ITT Mission Systems
J J Keller & Associates
J&J Worldwide Services
J.R. Simplot
Jabil Circuit
Jackson Hewitt
Jacobs Technology
Jarden
Jefferson Science Associates
JM Family Enterprises
John Crane
John Wiley & Sons
Johns Hopkins University
Johnson Controls
Johnson Financial Group
Johnson Outdoors
Joint Commission
Jones Lang LaSalle
Joy Global
Kewaunee Scientific Corporation
Keystone Automotive Industries
Keystone Foods
KI
Kindred Healthcare
Kingston Technology
Klein Tools
Komatsu America
Kroger
L.L. Bean
La Macchia Enterprises
Laboratory Corporation of America
Lake Region Medical
Lantech.com
Lawson Products
Learning Care Group
Legal & General America
Leggett and Platt
Leo Burnett
LG&E and KU Energy Services
Lieberman Research Worldwide
Limited Brands
Littelfuse
Little Lady Foods
Logic PD

Louisiana-Pacific
Lower Colorado River Authority
Loyola University of Chicago
Lozier
LSG Sky Chefs
Luck Stone
Lutron Electronics
Luxottica Retail
Magellan Health Services
Magna Seating
Malco Products
Maricopa County Office of Management & Budget
Maricopa Integrated Health System
Mars North America
Marshfield Clinic
Mary Kay
Master Lock
MasterBrand Cabinets
Mayo Clinic
McCain Foods USA
McGladrey
Medco Health Solutions
Media General
Medica Health Plans
Medical Group Management Assn
Mercedes-Benz Financial Services
Mercer University
Merit Medical Systems
Merrill
Methodist Healthcare System
MetLife
Metropolitan Atlanta Rapid Transit Authority
Miami Children's Hospital
Mine Safety Appliances
Miniature Precision Comps
Minnesota Management & Budget
Missouri Department of Conservation
Missouri Department of Transportation
Mitsubishi International
Mitsui U S A.
Molex
Moneris Solutions
MSC Industrial Direct
MTD Products
MTS Systems

Mueller Water Products
MultiPlan
Mutual of Omaha
Mylan
Nash-Finch
National Academies
National Futures Association
National Interstate Insurance
National Safety Council
Nature's Sunshine Products
Navistar International
Navy Exchange Service Command
NCCI Holdings
NCMIC
Nebraska Public Power District
Neenah Paper
New York Community Bank
NewPage
NextEra Energy
Nicor
Nielsen
NiSource
NJM Insurance Group
NJVC LLC
Nordson Corporation
Nordstrom Bank
North Carolina State Employees' Credit Union
North Texas Tollway Authority
Northwestern Memorial Hospital
Northwestern Mutual
NuStar Energy
OfficeMax
Ohio Public Employees Retirement System
Ohio State University
Ohio State University Medical Center
OHL
Old Dominion Electric
Oncology Nursing Society
One America Financial Partners
Oppenheimer Group
Opus Bank
Orbital Science Corporation
Oshkosh
Pall Corporation
Pampered Chef
Panduit Corporation
Patterson Companies
Paychex
Pearson

Penn National Gaming
Penn State Hershey Medical Center
Pharmavite
PHH Arval
Pier 1 Imports
PMA Companies
Polaris Industries
Policy Studies
Polymer Technologies
Popular
Port of Portland
Poudre Valley Health Systems
Preformed Line Products
Premera Blue Cross
Premier
PREMIER Bankcard
Principal Financial
Professional Golfers' Association of America
Progressive
Project Management Institute
Prometric Inc.
Property Casualty Insurers Association of America
Publix Super Markets
Purdue Pharma
QBE the Americas
QSC Audio Products
Qualex
Qualis Health
Quality Bicycle Products
Quest Diagnostics
QVC
R.R. Donnelley
Radio One
RadioShack
Recology
Regence Group
Regency Centers
Regions Financial
Reinsurance Group of America
Renaissance Learning
Rice University
RiceTec
Rich Products
Ricoh Electronics
Rite – Hite Holding Corporation
Robert Bosch
Rollins
RSC Equipment Rental
Ryland Group
S&C Electric

Safety-Kleen Systems
Sakura Finetek USA
Salk Institute
Salt River Project
Samuel Roberts Noble Foundation
San Antonio Water System
San Manuel Band of Mission Indians
Sauer-Danfoss
Schaumburg Township District Library
Schneider Electric
Schwan Food
Scooter Store
Sealed Air
Sealy
Seco Tools
Securus Technologies
SEMCO Energy
Sentara Healthcare
Serco
Shands HealthCare
Sharp Electronics
Simon Property Group
Simpson Housing
SIRVA
Smead Manufacturing
SMSC Gaming Enterprise
Sole Technology
Solo Cup
South Jersey Gas
Southco
Southeastern Freight Lines
Southwest Gas
Space Dynamics Laboratory
Space Telescope Science Institute
Spectrum Health – Grand Rapids Hospitals
Spinmaster
SPX Corporation
St. Cloud Hospital
St. Jude Children's Research Hospital
St. Louis County Government
St. Vincent Hospital
Stampin' Up!
Standard Motor Products
Staples
State Corporation Commission
State Personnel Administration
Steelcase

Sterilite
Sterling Bancshares
Stonyfield Farm
Subaru of Indiana Automotive
Sykes Enterprises
Syncada
Synthes
Tastefully Simple
Taubman
Taylor
TDS Telecom
Tech Data
Technicolor
Tecolote Research
Tele-Consultants
Tennant Company
Texas Industries
Texas Mutual Insurance
Therma Tru
Thule
Timberland
TIMET
TJX Companies
Total System Services
Transocean
Travis County
Treasure Island Resort & Casino
Tri-Met
Trinity Consultants
Trinity Health
TriWest Healthcare Alliance
True Value Company
Tufts Health Plan
Turner Broadcasting
U.S. Foodservice
UDR
UMDNJ-University of Medicine & Dentistry
Underwriters Laboratories
United American Insurance
United States Steel
United Stationers
UnitedHealth
Universal Studios Orlando
University Health System
University of Alabama at Birmingham
University of California, Berkeley
University of Chicago
University of Georgia
University of Houston

University of Kansas Hospital
University of Maryland Medical Center
University of Miami
University of Michigan
University of Nebraska-Lincoln
University of North Texas
University of Notre Dame
University of Pennsylvania
University of Rochester
University of South Florida
University of St. Thomas
University of Texas at Austin
University of Texas Health Science Center at Houston
University of Wisconsin Hospital and Clinics
University of Wisconsin Medical Foundation
University Physicians
UPS
URS
USAA
USG
UT Southwestern Medical Center
Utah Transit Authority
Vail Resorts Management
Valpak/Cox Target Media

Valspar
Ventura Foods
Venturedyne
Verde Realty
Vermeer Manufacturing Company
Vesuvius USA
VF
Via Christi Health
Viad
Vi-Jon
Virginia Farm Bureau Insurance Service
Visiting Nurse Service of NY
Volvo Group North America
W C Bradley
Wackenhut Services
Walgreen Co.
Washington University in St. Louis
Wawa
Wayne Memorial Hospital
Wellcare Health Plans
Wellmark BlueCross BlueShield
Wells' Dairy
Werner
West Bend Mutual Insurance
West Penn Allegheny Health System

West Virginia University Hospitals
Western Southern Financial Group
Western Union Company
Westfield Group
Weston Solutions
Wheaton Franciscan Healthcare
Wheels
Whirlpool
Whole Foods Market
Wilder Foundation
WilmerHale LLP
Wilsonart International
Windstream Communications
Winn-Dixie Stores
Wisconsin Physicians Service Insurance
World Vision International
World Vision United States
Worthington Industries
Wyle Laboratories
Yamaha Corporation of America
YKK Corporation of America
YSI
Zale
Zebra Technologies Corporation
Zimmer

ESCO TECHNOLOGIES

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 9:00 a.m., Eastern Standard time, on February 5, 2015.

Vote by Internet

- Go to **www.investorvote.com/ESE**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3, and AGAINST Proposal 4.

1. Election of Directors:

	For	Withhold		For	Withhold
01 - Gary E. Muenster	☐	☐	02 - Donald C. Trauscht	☐	☐

+

	For	Against	Abstain
2. Proposal to ratify independent public accounting firm for fiscal 2015.	☐	☐	☐
3. Say on Pay- An advisory vote on the approval of executive compensation.	☐	☐	☐
4. Shareholder proposal relating to sustainability reporting.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. If signing on behalf of an entity, please sign in entity name by authorized officer or other authorized person and give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

2 3 D V +

01Y8JB

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet

- Go to **www.investorvote.com/ESE**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the ESCO Technologies Inc. 2015 Annual Shareholder Meeting to be Held on February 5, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.investorvote.com/ESE

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.investorvote.com/ESE**.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before January 26, 2015 to facilitate timely delivery.

01Y8LC

Shareholder Meeting Notice

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all nominees and FOR the following Proposals:

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

You may also vote in person at the Annual Meeting. Please contact the Company at (314) 213-7200 to obtain directions.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ **Internet** – Go to **www.investorvote.com/ESE** Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→ **Email** – Send email to investorvote@computershare.com with "Proxy Materials ESCO Technologies Inc." in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by January 26, 2015.

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